The Power of Connection

DIGITAL REALTY
Data Center Solutions
telx
the interconnection &
data center company

DIGITAL REALTY

2Q
15

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

The acquisition of Telx Holdings, Inc. is expected to close later this year, subject to the satisfaction of closing conditions. There can be no assurance that the Telx acquisition will be consummated on the anticipated schedule or at all. Please see the risks described under the heading “Risks Related to the Proposed Telx Acquisition” in the Current Report on Form 8-K filed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. on July 14, 2015.

Table of Contents	Financial Supplement
Second Quarter 2015

Corporate information	Financial Supplement
Second Quarter 2015

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and manages technology-related real estate. The Company is focused on providing data center and colocation solutions for domestic and international tenants across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of June 30, 2015, the Company's 132 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center tenants. Digital Realty's portfolio is comprised of approximately 21.8 million square feet, excluding approximately 1.2 million square feet of space under active development and 1.3 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the Company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett Appleby: Chief Operating Officer
Jim Smith: Chief Technology Officer
Michael Henry: Chief Information Officer
Matthew Miszewski: Senior Vice President, Sales & Marketing

Investor Relations
To request an Investor Relations package or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to Information Request in the Investor Relations section)

Analyst Coverage

Baird	Bank of America Merrill Lynch	Barclays Capital	Burke & Quick	Canaccord Genuity
David Rodgers	Stephen Douglas	Ross Smotrich	Frederick W. Moran	Greg Miller
(216) 737-7341	(646) 855-2615	(212) 526-2306	(561) 504-0936	(212) 389-8128

Stephen Dye		Dan Occhionero		Matthew Kahn
(312) 609-5480		(212) 526-7164		(212) 389-8129

Citigroup	Cowen	Deutsche Bank	Evercore ISI	Green Street
Michael Bilerman	Colby Synesael	Vincent Chao	Jonathan Schildkraut	John Bejjani
(212) 816-1383	(646) 562-1355	(212) 250-6799	(212) 497-0864	(949) 640-8780

Emmanuel Korchman	Jonathan Charbonneau	Michael Husseini	Robert Gutman	Katherine Corwith
(212) 816-1382	(646) 562-1356	(212) 250-7703	(212) 497-0877	(949) 640-8780

Jefferies	KeyBanc	Macquarie	Morgan Stanley	RBC Capital Markets
Jonathan Petersen	Jordan Sadler	Kevin Smithen	Vance Edelson	Jonathan Atkin
(212) 284-1705	(917) 368-2280	(212) 231-0695	(212) 761-0078	(415) 633-8589

Omotayo Okusanya	Austin Wurschmidt	Will Clayton		Michael Carroll
(212) 336-7076	(917) 368-2311	(212) 231-1957		(440) 715-2649

Raymond James	Stifel	UBS
Paul D. Puryear	Matthew Heinz	Ross Nussbaum
(727) 567-2253	(443) 224-1382	(212) 713-2484

William A. Crow		Trent Trujillo
(727) 567-2594		(212) 713-2384

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Corporate Information (Continued)	Financial Supplement
Second Quarter 2015

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series E Preferred Stock:	DLRPRE
Series F Preferred Stock:	DLRPRF
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14
High price (1)	$69.12	$75.39	$70.92	$67.75	$59.50
Low price (1)	$62.76	$63.30	$62.19	$57.64	$51.33
Closing price, end of quarter (1)	$66.68	$65.96	$66.30	$62.38	$58.32
Average daily trading volume (1)	904,995	1,128,089	1,050,258	1,130,023	1,635,316
Indicated dividend per common share (2)	$3.40	$3.40	$3.32	$3.32	$3.32
Closing annual dividend yield, end of quarter	5.1%	5.2%	5.0%	5.3%	5.7%
Shares and units outstanding, end of quarter (3)	138,763,472	138,718,379	138,639,916	138,627,370	138,498,396
Closing market value of shares and units outstanding (4)	$9,252,748	$9,149,864	$9,191,826	$8,647,575	$8,077,226

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of June 30, 2015, the total number of shares and units includes 135,832,492 shares of common stock, 1,425,314 common units held by third parties and 1,505,666 common units, vested and unvested long-term incentive units and vested class C units held by officers and directors, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of June 30, 2015	Second Quarter 2015

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	135,832,492	97.9%
Cambay Tele.com, LLC (3)	1,425,314	1.0%
Directors, Executive Officers and Others	1,505,666	1.1%
Total	138,763,472	100.0%

(1)
Reflects limited partnership interests held by our directors, officers, and others in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 135,832,492 general partnership common units, 1,425,314 common units held by third parties and 1,505,666 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers, and others, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 397,413 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	Second Quarter 2015

Shares and Units at End of Quarter	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14
Common shares outstanding	135,832,492	135,793,668	135,626,255	135,503,184	135,370,016
Common units outstanding	2,930,980	2,924,711	3,013,661	3,124,186	3,128,380
Total Shares and Partnership Units	138,763,472	138,718,379	138,639,916	138,627,370	138,498,396

Enterprise Value
Market value of common equity (1)	$9,252,748	$9,149,864	$9,191,826	$8,647,575	$8,077,226
Liquidation value of preferred equity	1,085,000	1,085,000	1,085,000	1,085,000	1,085,000
Total debt at balance sheet carrying value	4,968,826	4,817,911	4,673,127	4,739,729	4,859,235
Total Enterprise Value	$15,306,574	$15,052,775	$14,949,953	$14,472,304	$14,021,461
Total debt / total enterprise value	32.5%	32.0%	31.3%	32.8%	34.7%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$10,244,536	$10,120,966	$10,077,342	$10,331,214	$10,352,848
Total Assets	9,586,009	9,408,426	9,526,784	9,722,007	9,864,624
Total Liabilities	5,695,817	5,550,565	5,612,546	5,618,447	5,730,343

Selected Operating Data
Total operating revenues	$420,295	$406,609	$412,216	$412,186	$401,446
Total operating expenses (2)	312,890	300,325	308,403	318,779	308,227
Interest expense	46,114	45,466	46,396	48,169	49,146
Net income (loss)	137,997	122,325	(34,795)	130,161	61,332
Net income (loss) available to common stockholders	117,055	101,728	(52,289)	109,314	41,510

Financial Ratios
EBITDA (3)	$297,456	$277,942	$242,605	$296,330	$229,062
Adjusted EBITDA (4)	243,382	239,081	241,557	234,714	233,966
Net Debt to Adjusted EBITDA (5)	5.0	5.0	4.8	5.0	5.1
GAAP interest expense	$46,114	$45,466	$46,396	$48,169	$49,146
Fixed charges (6)	69,910	70,522	72,070	75,069	75,869
Interest coverage ratio (7)	4.9	4.8	4.7	4.4	4.3
Fixed charge coverage ratio (8)	3.5	3.4	3.4	3.1	3.1

Profitability Measures
Net income (loss) per common share - basic	$0.86	$0.75	$(0.39)	$0.81	$0.31
Net income (loss) per common share - diluted	0.86	0.75	(0.39)	0.80	0.31
Funds from operations (FFO) / diluted share and unit (9)	1.26	1.56	1.40	1.22	1.20
Core funds from operations (core FFO) / diluted share and unit (9)	1.30	1.27	1.26	1.22	1.21
Adjusted funds from operations (AFFO) / diluted share and unit (10)	1.01	1.03	0.93	0.96	0.93
Dividends per share and common unit	0.85	0.85	0.83	0.83	0.83
Diluted FFO payout ratio (11)	67.2%	54.5%	59.1%	68.2%	69.4%
Diluted core FFO payout ratio (12)	65.4%	66.9%	65.9%	68.0%	68.6%
Diluted AFFO payout ratio (10) (13)	84.2%	82.3%	89.3%	86.8%	88.9%

Portfolio Statistics
Buildings (14)	190	187	188	187	187
Properties (14)	132	130	131	131	131
Net rentable square feet, excluding development space (14)	21,753,331	22,115,629	22,146,385	21,964,327	21,771,485
Occupancy at end of quarter (15)	93.5%	92.1%	93.2%	93.0%	92.8%
Occupied square footage	20,347,649	20,373,106	20,640,405	20,431,569	20,204,632
Space under active development (16)	1,151,299	1,223,238	1,304,853	1,253,692	1,395,890
Space held for development (17)	1,271,565	1,315,299	1,174,957	1,247,686	1,283,538
Weighted average remaining lease term (years) (18)	6.3	6.3	6.3	6.3	6.8
Same-capital occupancy at end of quarter (15) (19)	94.8%	94.7%	95.1%	95.2%	94.9%

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(2)
All periods presented exclude change in fair value of contingent consideration and impairment of investments in real estate in order to provide a more comparable operating expense trend. For total operating expenses, see page 12.

(3)
EBITDA is calculated as earnings before interest, taxes, depreciation & amortization. For a discussion of EBITDA, see page 46. For a reconciliation of net income available to common stockholders to EBITDA, see page 45.

(4)
Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, impairment of investments in real estate, gain on sale of property, gain on contribution of properties to unconsolidated joint venture,

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	Second Quarter 2015

noncontrolling interests, and preferred stock dividends. For a discussion of Adjusted EBITDA, see page 46. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 45.

(5)	Calculated as total debt at balance sheet carrying value less unrestricted cash and cash equivalents, divided by the product of quarterly Adjusted EBITDA multiplied by four.

(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(7)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(8)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(9)	For a definition and discussion of FFO and core FFO, see page 46. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(10)	All periods presented include internal leasing commissions. For a definition and discussion of AFFO, see page 46. For a reconciliation of FFO to AFFO, see page 14.

(11)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(12)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(13)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(14)	Includes properties held-for-sale and held as investments in unconsolidated joint ventures.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(16)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

Earnings Release	Financial Supplement
Second Quarter 2015

DIGITAL REALTY REPORTS SECOND QUARTER 2015 RESULTS

San Francisco, Calif. (July 30, 2015) -- Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center and colocation solutions, announced today financial results for the second quarter of 2015. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported FFO per share of $1.26 in 2Q15, compared to $1.20 in 2Q14;

•	Reported core FFO per share of $1.30 in 2Q15, compared to $1.21 in 2Q14;

•	Signed leases during 2Q15 expected to generate $37 million in annualized GAAP rental revenue;

•	Entered into a definitive agreement to acquire Telx, a national provider of data center colocation, interconnection and cloud enablement solutions, for $1.886 billion;

•	Executed a common stock offering of 10,500,000 shares at a price of $68 per share subject to forward sale agreements;

•	Revised 2015 core FFO per share outlook to $5.05 - $5.15 from the prior range of $5.03 - $5.13; and

•	Revised 2015 "constant-currency" core FFO per share outlook to $5.20 - $5.30 from the prior range of $5.18 - $5.28.

Financial Results
Revenues were $420 million for the second quarter of 2015, a 3% increase from the previous quarter and a 5% increase over the same quarter last year.
Adjusted EBITDA was $243 million for the second quarter of 2015, a 2% increase from the previous quarter and a 4% increase over the same quarter last year.
Funds from operations (“FFO”) on a diluted basis was $176 million in the second quarter of 2015, or $1.26 per share, compared to $1.56 per share in the first quarter of 2015 and $1.20 per share in the second quarter of 2014.
Excluding certain items that do not represent core expenses or revenue streams, core FFO was $1.30 per share for the second quarter of 2015 compared to $1.27 per share in the first quarter of 2015, and $1.21 per share in the second quarter of 2014.
Net income for the second quarter of 2015 was $138 million, and net income available to common stockholders was $117 million, or $0.86 per diluted share, compared to $0.75 per diluted share in the first quarter of 2015 and $0.31 per diluted share in the second quarter of 2014.

Leasing Activity
“Consistent execution on our strategic plan against a backdrop of steadily improving data center fundamentals set the stage for another quarter of solid results, highlighted by new leases representing $37 million in annualized GAAP rental revenue,” commented Chief Executive Officer A. William Stein.
“In mid-July we announced an agreement to acquire Telx, a leading provider of colocation and interconnection data center solutions, and we look forward to leveraging our combined strengths to offer the most comprehensive set of data center solutions on an open, connected, and global platform.  We expect the combination of our two complementary platforms to create a powerful connection for our customers and a promising growth opportunity for our shareholders.”
The weighted-average lag between leases signed during the second quarter of 2015 and the contractual commencement date was 2.5 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $23 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2015 rolled up 1% on a cash basis and up 5% on a GAAP basis.

Earnings Release	Financial Supplement
Second Quarter 2015

New leases signed during the second quarter of 2015 by region and product type are summarized as follows:

North America	($ in thousands) Annualized GAAP Rent	Square Feet	GAAP Rent per Square Foot	Megawatts	GAAP Rent per Kilowatt

Turn-Key Flex	$27,348	209,870	$130	17	$138
Colocation	3,464	15,087	230	1	250
Non-Technical	271	8,903	30	—	—
Total	$31,083	233,860	$133	18	$145

Europe (1)
Turn-Key Flex	$1,850	11,756	$157	1	$139
Colocation	243	1,143	212	—	253
Non-Technical	32	1,000	32	—	—
Total	$2,125	13,899	$153	1	$146

Asia Pacific (1)
Turn-Key Flex	$4,062	24,023	$169	2	$173
Colocation	—	—	—	—	—
Non-Technical	—	—	—	—	—
Total	$4,062	24,023	$169	2	$173

Grand Total	$37,270	271,782	$137	21	$148
Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended June 30, 2015.

Investment Activity
During the second quarter of 2015, Digital Realty closed the previously announced sale of 833 Chestnut Street, a 705,000 square foot mixed-use building in downtown Philadelphia, for $161 million, or $228 per square foot. The property was expected to generate cash net operating income of approximately $9.3 million in 2015, representing a cap rate of 5.8%. The sale is expected to generate net proceeds of $150 million, and Digital Realty recognized a gain on the sale of approximately $77 million in the second quarter of 2015.
In April 2015, the company acquired a 4.1-acre site adjacent to its existing Digital Deer Park campus in Melbourne, Australia, for a purchase price of $2 million.  This site is capable of supporting an 86,000 square foot Turn-Key Flex data center building.  The timing and commencement of any future development will be subject to market conditions.
In June 2015, the company acquired a 144,000 square foot warehouse for redevelopment in Singapore for a purchase price of $45 million. Upon completion, the project is expected to support 10 to 15 megawatts of IT load. Digital Realty expects to deliver the first three Turn-Key Flex data center suites by early 2016.
Subsequent to the end of the quarter, Digital Realty announced a definitive agreement to acquire Telx from private equity firms ABRY Partners and Berkshire Partners in a transaction valued at $1.886 billion. The combination is expected to double Digital Realty's footprint in the rapidly growing colocation business and provide the company's customers access to a leading interconnection platform. Digital Realty expects to fund the acquisition with proceeds from the recent forward equity offering and a mix, subject to market conditions and other factors, of preferred equity and debt. The acquisition is expected to close later this year and is subject to customary closing conditions.

Balance Sheet
Digital Realty had approximately $5.0 billion of total debt outstanding as of June 30, 2015, comprised of $4.6 billion of unsecured debt and approximately $0.4 billion of secured debt. At the end of the second quarter of 2015, net debt-to-adjusted EBITDA was 5.0x, debt-plus-preferred-to-total-enterprise-value was 39.6% and fixed charge coverage was 3.5x.
Subsequent to quarter-end, Digital Realty executed an offering of 10,500,000 shares of its common stock at a price of $68.00 per share subject to forward sale agreements. The company expects to receive net proceeds of approximately $686 million (net of fees and estimated expenses) upon full physical settlement of the forward sale agreements, which is anticipated to be no later than March 17, 2016. Digital Realty intends to use the net proceeds received upon settlement to fund a portion of the Telx acquisition.

2015 Guidance	Financial Supplement
Second Quarter 2015

2015 Outlook
Digital Realty revised its 2015 core FFO per share outlook to $5.05 - $5.15 from the prior range of $5.03 - $5.13. The assumptions underlying the revised outlook, which reflects standalone results for Digital Realty only and does not include any financial impact from the pending acquisition of Telx, are summarized in the following table.

	As of Jan. 5, 2015	As of Feb. 12, 2015	As of May 5, 2015	As of July 30, 2015
Internal Growth
Rental rates on renewal leases
Cash basis	Slightly positive	Slightly positive	Slightly negative	Slightly positive
GAAP basis	Up double digits	Up double digits	Up high single digits	Up high single digits
Year-end portfolio occupancy	93.0% - 94.0%	93.0% - 94.0%	93.0% - 94.0%	93.0% - 94.0%
"Same-capital" cash NOI growth (1)	2.0% - 4.0%	2.0% - 4.0%	2.0% - 4.0%	2.0% - 4.0%
Operating margin	72.5% - 73.5%	72.5% - 73.5%	72.5% - 73.5%	72.5% - 73.5%
Incremental revenue from speculative leasing (2)
Full year forecast	$25 - $30 million	$25 - $30 million	$30 - $35 million	$30 - $35 million
Speculative leasing completed to date	($0 million)	($5 million)	($20 million)	($30 million)
Speculative leasing embedded in 2015 guidance	$25 - $30 million	$20 - $25 million	$10 - $15 million	$0 - $5 million
Overhead load (3)	80 - 90 bps on total assets	80 - 90 bps on total assets	80 - 90 bps on total assets	90 - 100 bps on total assets
Foreign Exchange Rates
U.S. Dollar / Pound Sterling	N/A	N/A	1.45 - 1.55	1.45 - 1.55
U.S. Dollar / Euro	N/A	N/A	1.05 - 1.10	1.05 - 1.10

External Growth
Acquisitions
Dollar volume	$0 - $200 million	$0 - $200 million	$0 - $200 million	$0 - $200 million
Cap rate	7.5% - 8.5%	7.5% - 8.5%	7.5% - 8.5%	7.5% - 8.5%
Dispositions
Dollar volume	$175 - $400 million	$175 - $400 million	$175 - $400 million	$205 - $400 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Joint ventures
Dollar volume	$0 - $150 million	$0 - $150 million	$0 - $150 million	$0 - $150 million
Cap rate	6.75% - 7.25%	6.75% - 7.25%	6.75% - 7.25%	6.75% - 7.25%
Development
Capex	$750 - $850 million	$750 - $850 million	$750 - $850 million	$750 - $850 million
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring capex (4)	$20 - $25 million	$20 - $25 million	$20 - $25 million	$20 - $25 million
Recurring capex + capitalized leasing costs (5)	$100 - $110 million	$100 - $110 million	$100 - $110 million	$100 - $110 million

Balance Sheet
Long-term debt issuance
Dollar amount	$300 - $700 million	$300 - $700 million	$300 - $700 million	$0.5 - $1.0 billion
Pricing	4.50% - 5.50%	4.50% - 5.50%	4.50% - 5.50%	4.00% - 5.50%
Timing	Early-to-mid 2015	Early-to-mid 2015	Early-to-mid 2015	Mid-to-late 2015

Funds From Operations / share (NAREIT-Defined)	$4.95 - $5.05	$4.95 - $5.05	$5.28 - $5.38	$5.33 - $5.43
Adjustments for non-core items (6)	($0.05)	($0.05)	($0.25)	($0.28)
Core Funds From Operations / share	$5.00 - $5.10	$5.00 - $5.10	$5.03 - $5.13	$5.05 - $5.15
Foreign currency translation adjustments	N/A	N/A	$0.15	$0.15
Constant-Currency Core FFO / share	N/A	N/A	$5.18 - $5.28	$5.20 - $5.30

(1)
The “same-capital” pool includes properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015. NOI represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations), and cash NOI is NOI less straight-line rents and above and below market rent amortization.

(2)	Incremental revenue from speculative leasing represents revenue expected to be recognized in the current year from leases that have not yet been signed.

(3)	Overhead load is defined as General & Administrative expense divided by Total Assets.

(4)	Other non-recurring capex represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(5)
Recurring capex represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

(6)
See “Funds From Operations and Core Funds From Operations” table on page 13 for historical reconciliations of net income available to common shareholders to Funds From Operations (NAREIT-Defined) and Core Funds From Operations.

Earnings Release	Financial Supplement
Second Quarter 2015

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, "constant-currency" core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a definition of FFO, a reconciliation from FFO to core FFO, and a definition of core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA, a definition of debt-plus-preferred-to-total-enterprise-value, and a definition of fixed charge coverage ratio are included as an attachment to this press release.

Investor Conference Call
Prior to Digital Realty’s conference call today at 5:30 p.m. EDT / 2:30 p.m. PDT, Digital Realty will post a presentation to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's second quarter 2015 financial results and operating performance. The conference call will feature: Chief Executive Officer A. William Stein; Chief Financial Officer Andrew Power; Chief Investment Officer Scott Peterson; and Senior Vice President of Sales & Marketing Matt Miszewski.
To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 0560178 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until August 28, 2015. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10068588. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 600 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may disclose material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
John J. Stewart
Senior Vice President
Investor Relations
Digital Realty Trust, Inc.
+1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in thousands, except share and per share data	Second Quarter 2015

	Three Months Ended					Six Months Ended
	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	30-Jun-15	30-Jun-14
Rental revenues	$330,676	$319,166	$319,816	$317,064	$313,420	$649,842	$619,206
Tenant reimbursements - Utilities	62,305	59,764	59,830	65,604	62,063	122,069	121,240
Tenant reimbursements - Other	25,267	26,065	28,887	26,605	23,625	51,332	48,069
Fee income	1,549	1,614	1,871	2,748	1,466	3,163	2,650
Other	498	—	1,812	165	873	498	873
Total Operating Revenues	$420,295	$406,609	$412,216	$412,186	$401,447	$826,904	$792,038

Utilities	$64,669	$62,970	$62,560	$69,388	$65,432	$127,639	$127,519
Rental property operating	36,035	34,650	33,211	32,017	33,312	70,685	63,971
Repairs & maintenance	28,835	26,943	31,783	29,489	28,052	55,778	53,202
Property taxes	20,900	23,263	23,053	25,765	20,595	44,163	42,720
Insurance	2,154	2,155	2,180	2,145	1,896	4,309	4,317
Change in fair value of contingent consideration	352	(43,034)	(3,991)	(1,465)	766	(42,682)	(2,637)
Depreciation & amortization	131,524	129,073	133,327	137,474	137,092	260,597	267,712
General & administrative	24,312	19,798	21,480	20,709	20,061	44,110	38,310
Severance related accrual, equity acceleration, and legal expenses	1,301	1,396	—	—	260	2,697	12,690
Transactions	3,166	93	323	144	755	3,259	835
Impairment of investments in real estate	—	—	113,970	12,500	—	—	—
Other expenses	(6)	(16)	486	1,648	772	(22)	936
Total Operating Expenses	$313,242	$257,291	$418,382	$329,814	$308,993	$570,533	$609,575

Operating Income (Loss)	$107,053	$149,318	($6,166)	$82,372	$92,454	$256,371	$182,463

Equity in earnings of unconsolidated joint ventures	$3,383	$4,618	$3,776	$3,455	$3,477	$8,001	$6,058
Gain on sale of property	76,669	17,820	—	—	15,945	94,489	15,945
Gain on contribution of properties to unconsolidated JV	—	—	—	93,498	—	—	1,906
Gain on sale of investment	—	—	14,551	—	—	—	—
Interest and other income	(231)	(2,290)	641	378	(83)	(2,521)	1,643
Interest expense	(46,114)	(45,466)	(46,396)	(48,169)	(49,146)	(91,580)	(96,520)
Tax (expense)	(2,615)	(1,675)	(1,201)	(1,178)	(1,021)	(4,290)	(2,859)
Loss from early extinguishment of debt	(148)	—	—	(195)	(293)	(148)	(585)
Net Income (Loss)	$137,997	$122,325	($34,795)	$130,161	$61,333	$260,322	$108,051

Net (income) loss attributable to noncontrolling interests	(2,486)	(2,142)	961	(2,392)	(993)	(4,628)	(1,798)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	$135,511	$120,183	($33,834)	$127,769	$60,340	$255,694	$106,253

Preferred stock dividends	(18,456)	(18,455)	(18,455)	(18,455)	(18,829)	(36,911)	(30,555)
Net Income (Loss) Available to Common Stockholders	$117,055	$101,728	($52,289)	$109,314	$41,511	$218,783	$75,698

Weighted-average shares outstanding - basic	135,810,060	135,704,525	135,544,597	135,492,618	133,802,622	135,757,584	131,183,857
Weighted-average shares outstanding - diluted	136,499,004	136,128,800	135,544,597	135,946,533	133,977,885	136,260,995	131,320,547
Weighted-average fully diluted shares and units	139,256,470	138,831,268	138,757,650	138,762,045	137,912,511	138,991,115	137,979,188

Net income (loss) per share - basic	$0.86	$0.75	($0.39)	$0.81	$0.31	$1.61	$0.58
Net income (loss) per share - diluted	$0.86	$0.75	($0.39)	$0.80	$0.31	$1.61	$0.58

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in thousands, except per share data	Second Quarter 2015

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Six Months Ended
	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	30-Jun-15	30-Jun-14

Net Income (Loss) Available to Common Stockholders	$117,055	$101,728	($52,289)	$109,314	$41,511	$218,783	$75,697
Adjustments:
Noncontrolling interests in operating partnership	2,377	2,026	(1,074)	2,272	873	4,403	1,566
Real estate related depreciation & amortization (1)	130,198	127,823	132,100	136,289	135,939	258,021	265,435
Unconsolidated JV real estate related depreciation & amortization	3,187	2,603	2,173	1,934	1,802	5,791	3,430
Gain on sale of property	(76,669)	(17,820)	—	—	(15,945)	(94,489)	(15,945)
Gain on contribution of properties to unconsolidated JV	—	—	—	(93,498)	—	—	(1,906)
Impairment of investments in real estate	—	—	113,970	12,500	—	—	—
Funds From Operations	$176,148	$216,360	$194,880	$168,811	$164,180	$392,509	$328,277

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	—	—	675	—	4,725

Funds From Operations - diluted	$176,148	$216,360	$194,880	$168,811	$164,855	$392,509	$333,002

Weighted-average shares and units outstanding - basic	138,568	138,407	138,327	138,308	136,615	138,488	133,894
Weighted-average shares and units outstanding - diluted (2)	139,257	138,831	138,757	138,762	137,912	138,991	137,979

Funds From Operations per share - basic	$1.27	$1.56	$1.41	$1.22	$1.20	$2.83	$2.45

Funds From Operations per share - diluted (2)	$1.26	$1.56	$1.40	$1.22	$1.20	$2.82	$2.41

Reconciliation of FFO to Core FFO	Three Months Ended					Six Months Ended
	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	30-Jun-15	30-Jun-14

Funds From Operations - diluted	$176,148	$216,360	$194,880	$168,811	$164,855	$392,509	$333,002
Termination fees and other non-core revenues (3)	(313)	1,573	(2,584)	(165)	(873)	1,260	(2,920)
Gain on sale of investment	—	—	(14,551)	—	—	—	—
Significant transaction expenses	3,166	93	323	144	755	3,259	836
Loss from early extinguishment of debt	148	—	—	195	293	148	585
Change in fair value of contingent consideration (4)	352	(43,034)	(3,991)	(1,465)	766	(42,682)	(2,637)
Equity in earnings adjustment for non-core items	—	—	—	—	—	—	843
Severance related accrual, equity acceleration, and legal expenses (5)	1,301	1,396	—	—	260	2,697	12,690
Other non-core expense adjustments (6)	(29)	(30)	453	1,588	651	(59)	651
Core Funds From Operations - diluted	$180,773	$176,358	$174,530	$169,108	$166,707	$357,131	$343,050

Weighted-average shares and units outstanding - diluted (2)	139,257	138,831	138,757	138,762	137,912	138,991	137,979

Core Funds From Operations per share - diluted (2)	$1.30	$1.27	$1.26	$1.22	$1.21	$2.57	$2.49

(1)	Real Estate Related Depreciation & Amortization:

	Three Months Ended					Six Months Ended
	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	30-Jun-15	30-Jun-14
Depreciation & amortization per income statement	$131,524	$129,073	$133,327	$137,474	$137,092	$260,597	$267,712
Non-real estate depreciation	(1,326)	(1,250)	(1,227)	(1,185)	(1,153)	(2,576)	(2,277)
Real Estate Related Depreciation & Amortization	$130,198	$127,823	$132,100	$136,289	$135,939	$258,021	$265,435

(2)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, the 5.50% exchangeable senior debentures due 2029 were exchangeable for 0, 0 and 1,122 common shares on a weighted average basis for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively, and 0 and 3,948 for the six months ended June 30, 2015 and June 30, 2014, respectively. See page 14 for weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A international Business Park) acquisitions. The earn-out contingencies expire in July 2015 and November 2020, respectively, and are reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(5)	Relates to severance and other charges related to the departure of company executives.

(6)
Includes reversal of accruals and certain other adjustments that are not core to our business. Construction management expenses are included in Other expenses on the income statement but are not added back to core FFO.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in thousands, except per share data	Second Quarter 2015

Reconciliation of FFO to AFFO	Three Months Ended					Six Months Ended
	30-Jun-15 (1)	31-Mar-15 (1)	31-Dec-14	30-Sep-14	30-Jun-14	30-Jun-15	30-Jun-14

FFO available to common stockholders and unitholders	$176,148	$216,360	$194,880	$168,811	$164,180	$392,509	$328,277
Adjustments:
Non-real estate depreciation	1,326	1,250	1,227	1,185	1,153	2,576	2,277
Amortization of deferred financing costs	2,069	2,216	2,207	2,275	2,402	4,285	4,487
Amortization of debt discount/premium	546	582	521	487	359	1,128	716
Non-cash compensation expense	4,518	2,795	2,530	2,849	3,396	7,313	6,540
Deferred compensation related to equity acceleration	—	170	—	—	260	170	6,101
Loss from early extinguishment of debt	148	—	—	195	293	148	585
Straight-line rents, net	(14,407)	(13,294)	(18,558)	(17,710)	(19,099)	(27,701)	(39,570)
Above- and below-market rent amortization	(2,359)	(2,324)	(2,273)	(2,370)	(2,553)	(4,683)	(5,340)
Change in fair value of contingent consideration (2)	352	(43,034)	(3,991)	(1,465)	766	(42,682)	(2,637)
Gain on sale of investment	—	—	(14,551)	—	—	—	—
Non-cash tax expense/(benefit)	1,066	557	173	50	(287)	1,623	613
Capitalized leasing compensation	(4,215)	(3,028)	(6,594)	(6,641)	(6,894)	(7,243)	(13,785)
Recurring capital expenditures (3)	(23,708)	(18,066)	(21,040)	(11,481)	(11,355)	(41,774)	(20,040)
Capitalized internal leasing commissions	(888)	(826)	(5,331)	(3,488)	(4,829)	(1,714)	(9,499)
AFFO available to common stockholders and unitholders - basic (4)	$140,596	$143,359	$129,200	$132,697	$127,792	$283,955	$258,725

Weighted-average shares and units outstanding - basic	138,568	138,407	138,327	138,308	136,615	138,488	133,894
Weighted-average shares and units outstanding - diluted (5)	139,257	138,831	138,757	138,762	137,912	138,991	137,979

AFFO available to common stockholders and unitholders - basic	$140,596	$143,359	$129,200	$132,697	$127,792	$283,955	$258,725

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	—	—	675	—	4,725

AFFO available to common stockholders and unitholders - diluted	$140,596	$143,359	$129,200	$132,697	$128,467	$283,955	$263,450

AFFO per share - diluted (4)	$1.01	$1.03	$0.93	$0.96	$0.93	$2.04	$1.91

Dividends per share and common unit	$0.85	$0.85	$0.83	$0.83	$0.83	$1.70	$1.66

Diluted AFFO Payout Ratio	84.2%	82.3%	89.1%	86.8%	89.1%	83.2%	86.9%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	30-Jun-15	30-Jun-14
Weighted Average Common Stock and Units Outstanding	138,568	138,407	138,327	138,308	136,615	138,488	133,894
Add: Effect of dilutive securities (excludes 5.50% debentures)	689	424	430	454	175	503	137
Add: Effect of dilutive 5.50% exchangeable senior debentures	—	—	—	—	1,122	—	3,948
Weighted Avg. Common Stock and Units Outstanding - diluted	139,257	138,831	138,757	138,762	137,912	138,991	137,979

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring cap-ex (categorized as Enhancements and Other Non-Recurring cap-ex in 2014).  First-generation leasing costs are now classified as Development cap-ex (categorized as recurring cap-ex in 2014).

(2)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A International Business Park) acquisitions. The earn-out contingencies expire in July 2015 and November 2020, respectively, and are reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(3)	For a definition of recurring capital expenditures, see page 37.

(4)	For a definition and discussion of AFFO, see page 46. For a reconciliation of net income available to common stockholders to FFO, see page 13.

(5)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, the 5.50% exchangeable senior debentures due 2029 were exchangeable for 0, 0 and 1,122 common shares on a weighted average basis for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively, and 0 and 3,948 for the six months ended June 30, 2015 and June 30, 2014, respectively. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and see above for weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in thousands, except share and per share data	Second Quarter 2015

	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14
Assets
Investments in real estate:
Real estate	$9,353,820	$9,146,341	$9,027,600	$9,213,833	$9,246,540
Construction in progress	646,012	735,544	809,406	876,494	895,811
Land held for future development	141,294	135,606	145,607	146,390	117,878
Investments in Real Estate	$10,141,126	$10,017,491	$9,982,613	$10,236,717	$10,260,229
Accumulated depreciation & amortization	(2,033,289)	(1,962,966)	(1,874,054)	(1,840,379)	(1,778,768)
Net Investments in Properties	$8,107,837	$8,054,525	$8,108,559	$8,396,338	$8,481,461
Investment in unconsolidated joint ventures	103,410	103,475	94,729	94,497	92,619
Net Investments in Real Estate	$8,211,247	$8,158,000	$8,203,288	$8,490,835	$8,574,080
Cash and cash equivalents	59,152	37,329	41,321	36,528	80,926
Accounts and other receivables (1)	126,734	112,995	135,931	140,463	115,888
Deferred rent	467,262	455,834	447,643	442,358	436,443
Acquired above-market leases, net	33,936	34,757	38,605	42,477	47,181
Acquired in-place lease value and deferred leasing costs, net	424,229	434,917	456,962	461,243	470,620
Deferred financing costs, net	30,203	28,243	30,821	33,761	36,914
Restricted cash	9,394	11,934	11,555	13,986	39,778
Assets associated with real estate held for sale	171,990	81,667	120,471	—	—
Other assets	51,862	52,750	40,188	60,356	62,794
Total Assets	$9,586,009	$9,408,426	$9,526,784	$9,722,007	$9,864,624

Liabilities and Equity
Global unsecured revolving credit facility	$777,013	$826,906	$525,951	$485,023	$374,641
Unsecured term loan	961,098	942,006	976,600	1,002,186	1,034,830
Unsecured senior notes, net of discount	2,856,408	2,672,472	2,791,758	2,835,478	2,897,068
Mortgage loans, net of premiums	374,307	376,527	378,818	417,042	552,696
Accounts payable and other accrued liabilities	516,232	523,948	605,923	648,314	636,783
Accrued dividends and distributions	—	—	115,019	—	—
Acquired below-market leases	94,312	97,234	104,235	110,708	118,432
Security deposits and prepaid rent	109,005	108,244	108,478	119,696	115,893
Liabilities associated with assets held for sale	7,441	3,228	5,764	—	—
Total Liabilities	$5,695,816	$5,550,565	$5,612,546	$5,618,447	$5,730,343

Equity
Preferred Stock: $0.01 par value per share, 70,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	$277,172	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,300	353,378
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (6)	1,351	1,350	1,349	1,348	1,347
Additional paid-in capital	3,974,398	3,967,846	3,970,438	3,964,876	3,955,830
Dividends in excess of earnings	(1,108,701)	(1,110,298)	(1,096,603)	(931,777)	(928,626)
Accumulated other comprehensive (loss) income, net	(67,324)	(91,562)	(45,046)	(20,470)	14,962
Total Stockholders' Equity	$3,847,845	$3,815,457	$3,878,259	$4,062,108	$4,091,722

Noncontrolling Interests
Noncontrolling interest in operating partnership	$35,577	$35,596	$29,188	$34,632	$35,632
Noncontrolling interest in consolidated joint ventures	6,771	6,808	6,791	6,820	6,927
Total Noncontrolling Interests	$42,348	$42,404	$35,979	$41,452	$42,559

Total Equity	$3,890,193	$3,857,861	$3,914,238	$4,103,560	$4,134,281

Total Liabilities and Equity	$9,586,009	$9,408,426	$9,526,784	$9,722,007	$9,864,624

(1)	Net of allowance for doubtful accounts of $6,263 and $6,302 as of June 30, 2015 and December 31, 2014, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $287,500 and $287,500 liquidation preference, respectively ($25.00 per share), 11,500,000 and 11,500,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively.

(6)	Common Stock: 135,832,492 and 135,626,255 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
In thousands	Second Quarter 2015

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$198,934
Turn-Key Flex® (4)	497,334
Powered Base Building® (4)	198,934
Colo & Non-tech (4)	99,467
less: Partners' share of consolidated JVs	(504)
Dispositions & expirations	(11,978)
2Q15 carry-over & FY15 backlog Cash NOI (stabilized) (5)	46,324
Total Consolidated Cash NOI, Annualized	$1,028,510

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI
Turn-Key Flex®	$19,859
Powered Base Building®	9,688
Total Unconsolidated Cash NOI, Annualized	$29,548

Other Income
Development and Management Fees (net), Annualized	$6,104

Other Assets
Pre-stabilized inventory, at cost (6)	$265,779
Land held for development	141,294
Development CIP (7)	646,012
less: Investment associated with Backlog NOI	(151,400)
Cash and cash equivalents	59,152
Restricted cash	9,394
Accounts and other receivables, net	126,734
Other assets	51,862
less: Partners' share of consolidated JV assets	(91)
Total Other Assets	$1,148,736

Liabilities
Global unsecured revolving credit facility	$777,013
Unsecured term loan	961,098
Unsecured senior notes	2,856,408
add: Unamortized discounts	18,432
Mortgage loans, excluding premiums	373,796
Accounts payable and other accrued liabilities (8)	516,232
Security deposits and prepaid rents	109,005
Liabilities associated with assets held for sale	7,441
Backlog NOI cost to complete (9)	89,800
Preferred stock, at liquidation value	1,085,000
Digital Realty's share of unconsolidated JV debt	137,387
Total Liabilities	$6,931,612

Diluted Shares and Units Outstanding	139,452

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated JV properties.

(2)	For a definition and discussion of NOI and Cash NOI and a reconciliation of operating income to NOI and Cash NOI, see pages 46-47.

(3)
Annualized Cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)
Reflects annualized 2Q15 Cash NOI of $994.7 million. NOI is allocated 20% to Internet Gateway, 50% to Turn-Key Flex®, 20% to Powered Base Building®, and 10% to Colo/Non-tech. Actual Cash NOI allocable to each product or property type may be different.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY15. Includes Digital Realty's share of signed leasing at unconsolidated JV properties.

(6)	Includes Digital Realty's share of cost at unconsolidated JV properties.

(7)	See page 36 for further details on the breakdown of the CIP balance.

(8)	Includes net deferred tax liability of approximately $139.4 million.

(9)	Includes Digital Realty's share of cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited, in thousands	Second Quarter 2015

	As of June 30, 2015
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility
Global unsecured revolving credit facility	November 3, 2018 (1)	$777,013
Total Global Unsecured Revolving Credit Facility		$777,013	16%	1.62%
Unsecured Term Loan
Unhedged variable rate portion of term loan	April 16, 2018 (1)	$484,546
Hedged variable rate portion of term loan	April 16, 2018 (1)	476,552
Total Unsecured Term Loan		$961,098	19%	1.70%	1.94%
Prudential Unsecured Senior Notes
Series C	January 6, 2016	$25,000		9.68%
Series E	January 20, 2017	50,000		5.73%
Total Prudential Unsecured Senior Notes		$75,000	2%
Senior Notes
5.875% notes due 2020	February 1, 2020	$500,000		5.88%
5.250% notes due 2021	March 15, 2021	400,000		5.25%
3.950% notes due 2022	July 1, 2022	500,000		3.95%
3.625% notes due 2022	October 1, 2022	300,000		3.63%
4.750% notes due 2023	October 13, 2023	471,360		4.75%
4.250% notes due 2025	January 17, 2025	628,480		4.25%
Unamortized discounts		(18,432)
Total Senior Notes		$2,781,408	56%
Total Unsecured Senior Notes		$2,856,408	57%
Mortgage Loans
200 Paul Avenue	October 8, 2015	$67,591		5.74%
8025 North Interstate 35	March 6, 2016	5,924		4.09%
600 West Seventh Street	March 15, 2016	46,926		5.80%
34551 Ardenwood Boulevard	November 11, 2016	50,910		5.95%
2334 Lundy Place	November 11, 2016	37,029		5.96%
1100 Space Park Drive	December 11, 2016	50,861		5.89%
2045 & 2055 Lafayette Street	February 6, 2017	62,003		5.93%
150 South First Street	February 6, 2017	48,902		6.30%
731 East Trade Street	July 1, 2020	3,650		8.22%
Unamortized net premiums		511
Total Mortgage Loans		$374,307	8%
Debt Summary
Total unhedged variable rate debt		$1,261,559	25%
Total fixed rate / hedged variable rate debt		3,707,267	75%
Total Consolidated Debt		$4,968,826	100%		3.78% (2)

Global Unsecured Revolving Credit Facility Detail as of June 30, 2015
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$1,906,813	$1,121,700	$777,013

(1)	Maturity dates assume that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates. Weighted average cost of debt is 4.0% including amortization of loan fees.

(3)	Net of letters of credit issued of $8.1 million.

Debt Maturities	Financial Supplement
Unaudited, in thousands	Second Quarter 2015

	As of June 30, 2015
	Interest Rate	2015	2016	2017	2018	2019	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	$777,013	—	—	$777,013
Total Global Unsecured Revolving Credit Facility	1.62%	—	—	—	$777,013	—	—	$777,013
Unsecured Term Loan (1)
Unhedged variable rate portion of term loan		—	—	—	$484,546	—	—	$484,546
Hedged variable rate portion of term loan		—	—	—	476,552	—	—	476,552
Total Unsecured Term Loan	1.94% (2)	—	—	—	$961,098	—	—	$961,098
Prudential Unsecured Senior Notes
Series C	9.68%	—	$25,000	—	—	—	—	$25,000
Series E	5.73%	—	—	50,000	—	—	—	50,000
Total Prudential Unsecured Senior Notes	7.05%	—	$25,000	$50,000	—	—	—	$75,000
Senior Notes
5.875% notes due 2020	5.88%	—	—	—	—	—	500,000	$500,000
5.250% notes due 2021	5.25%	—	—	—	—	—	400,000	400,000
3.950% notes due 2022	3.95%	—	—	—	—	—	500,000	500,000
3.625% notes due 2022	3.63%	—	—	—	—	—	300,000	300,000
4.750% notes due 2023	4.75%	—	—	—	—	—	471,360	471,360
4.250% notes due 2025	4.25%	—	—	—	—	—	628,480	628,480
Total Senior Notes	4.65%	—	—	—	—	—	$2,799,840	$2,799,840
Mortgage Loans
200 Paul Avenue	5.74%	$67,591	—	—	—	—	—	$67,591
2045 & 2055 Lafayette Street	5.93%	565	1,195	60,243	—	—	—	62,003
34551 Ardenwood Boulevard	5.95%	433	50,477	—	—	—	—	50,910
1100 Space Park Drive	5.89%	438	50,423	—	—	—	—	50,861
150 South First Street	6.30%	418	878	47,606	—	—	—	48,902
600 West Seventh Street	5.80%	926	46,000	—	—	—	—	46,926
2334 Lundy Place	5.96%	317	36,712	—	—	—	—	37,029
8025 North Interstate 35	4.09%	135	5,789	—	—	—	—	5,924
731 East Trade Street	8.22%	231	503	546	593	644	1,133	3,650
Total Mortgage Loans	5.92%	$71,054	$191,977	$108,395	$593	$644	$1,133	$373,796

Total unhedged variable rate debt		—	—	—	$1,261,559	—	—	$1,261,559
Total fixed rate / hedged variable rate debt		71,054	216,977	158,395	477,145	644	2,800,973	3,725,188
Total Debt	3.78%	$71,054	$216,977	$158,395	$1,738,704	$644	$2,800,973	$4,986,747
Weighted Average Interest Rate		5.74%	6.28%	5.98%	1.79%	—	4.65%	3.78%
Summary
Weighted Average Term to Initial Maturity								4.9 Years
Weighted Average Maturity (assuming exercise of extension options)								5.2 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.
Note: Total excludes ($17,921), net premiums/(discounts) which consists of $511 of loan premiums and ($4,546), ($570), ($3,002), ($2,556), ($3,810) and ($3,948) of debt discount on 5.875% unsecured senior notes due 2020, 5.25% unsecured senior notes due 2021, 3.625% unsecured senior notes due 2022, 3.95% unsecured senior notes due 2022, 4.75% unsecured senior notes due 2023, and 4.25% unsecured senior notes due 2025, respectively.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2015

	As of June 30, 2015
	5.875% Notes due 2020 5.250% Notes due 2021		3.950% Notes due 2022 3.625% Notes due 2022 4.750% Notes due 2023 4.250% Notes due 2025	Global Unsecured Revolving Credit Facility
	Required	Actual	Actual	Required	Actual
Debt Covenant Ratios (1)
Total outstanding debt / total assets (2)	Less than 60%	43%	40%	Less than 60% (3)	35%
Secured debt / total assets (4)	Less than 40%	3%	3%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	249%	268%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.6x	4.6x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.4x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	38%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.5x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.250% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated June 23, 2015, which governs the 3.950% Notes due 2022; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; and the Global Senior Credit Agreement dated as of August 15, 2013, as amended, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 5.875% Notes due 2020 and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.950% Notes due 2022, 3.625% Notes due 2022, 4.750% Notes due 2023, and 4.250% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.25%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 8.00% for Data Center Assets and 7.50% for Other Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized Consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in thousands	Second Quarter 2015

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-15	30-Jun-14	% Change	31-Mar-15	% Change	30-Jun-15	30-Jun-14	% Change
Rental revenues	$196,637	$197,836	(0.6%)	$193,980	1.4%	$390,617	$394,476	(1.0%)
Tenant reimbursements - Utilities	36,893	38,337	(3.8%)	35,208	4.8%	72,102	76,004	(5.1%)
Tenant reimbursements - Other	16,618	16,291	2.0%	17,073	(2.7%)	33,692	33,497	0.6%
Total Revenue	$250,148	$252,464	(0.9%)	$246,261	1.6%	$496,411	$503,977	(1.5%)

Utilities	$37,896	$39,931	(5.1%)	$36,293	4.4%	$74,189	$79,109	(6.2%)
Rental property operating	21,488	20,731	3.7%	20,413	5.3%	41,901	39,746	5.4%
Repairs & maintenance	14,682	15,775	(6.9%)	13,894	5.7%	28,575	29,845	(4.3%)
Property taxes	12,399	13,677	(9.3%)	14,680	(15.5%)	27,077	27,750	(2.4%)
Insurance	1,464	1,196	22.4%	1,429	2.4%	2,894	2,913	(0.7%)
Total Expenses	$87,929	$91,310	(3.7%)	$86,709	1.4%	$174,636	$179,363	(2.6%)

Net Operating Income (2)	$162,219	$161,154	0.7%	$159,552	1.7%	$321,775	$324,614	(0.9%)
Less:
Stabilized straight-line rent	$2,903	$5,933	(51.1%)	$3,977	(27.0%)	$6,880	$14,357	(52.1%)
Above and below market rent	3,360	3,563	(5.7%)	3,318	1.3%	6,678	7,312	(8.7%)
Cash Net Operating Income (3)	$155,956	$151,658	2.8%	$152,257	2.4%	$308,217	$302,945	1.7%

Stabilized Portfolio occupancy at period end (4)	94.8%	94.9%	(0.1%)	94.7%	0.1%	94.8%	94.9%	(0.1%)

(1)
Represents properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see pages 46-47.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to Cash NOI, see pages 46-47.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Unconsolidated joint ventures, assets held for sale, and properties sold are excluded from stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2015	Second Quarter 2015

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM

Number of leases (3)	22	69	—	4	28	155	—	8	8	30	58	266
Rentable Square Feet Leased (4)	245,649	622,438	—	22,000	16,230	88,855	—	119,709	9,903	258,792	271,782	1,111,794
Initial stabilized cash rent per square foot	$129	$142	—	$48	$221	$208	—	$147	$29	$15	$131	$117
GAAP rent per square foot (5)	$135	$148	—	$50	$228	$211	—	$147	$31	$18	$137	$121
Leasing cost per square foot	$23	$37	—	$4	$58	$58	—	$38	$8	$27	$24	$36
Weighted Average Lease Term (years)	5.4	5.9	—	10.3	4.8	4.4	—	5.5	5.3	9.1	5.4	6.6

Net Effective Leasing Economics (6)
Base Rent	$137	$152	—	$53	$232	$216	—	$154	$31	$18	$139	$124
Rental Concessions	$2	$4	—	$3	$3	$5	—	$7	$1	$1	$2	$4
Estimated Opex	$29	$30	—	$16	$39	$41	—	$31	$19	$4	$29	$25
Net Rent	$106	$118	—	$34	$189	$170	—	$116	$11	$14	$108	$96

Tenant Improvements	$1	$1	—	—	$2	$2	—	—	—	$1	$1	$1
Leasing Commissions	$4	$6	—	—	$13	$13	—	$7	$2	$2	$4	$5
Net Effective Rent	$102	$112	—	$34	$174	$155	—	$109	$10	$11	$103	$90

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM
Number of leases (3)	7	29	6	15	14	70	—	—	8	50	35	164
Rentable Square Feet Renewed (4)	119,512	425,165	80,385	580,111	11,076	98,345	—	—	176,959	451,285	387,932	1,554,906
Expiring cash rent per square foot	$127	$149	$19	$34	$213	$210	—	—	$20	$21	$58	$73
Renewed cash rent per square foot	$128	$138	$20	$38	$233	$217	—	—	$18	$21	$58	$72
Cash Rental Rate Change	1.1%	(7.7%)	7.4%	10.8%	9.5%	3.2%	—	—	(10.6)%	0.9%	0.6%	(1.8%)

Expiring GAAP rent per square foot (5)	$124	$139	$17	$31	$207	$201	—	—	$18	$19	$56	$68
Renewed GAAP rent per square foot (5)	$128	$144	$21	$41	$235	$219	—	—	$18	$21	$59	$75
GAAP Rental Rate Change	3.7%	4.0%	25.7%	33.2%	13.5%	8.9%	—	—	(3.9)%	8.5%	4.9%	10.3%

Leasing cost per square foot	$3	$6	$3	$4	$5	$2	—	—	$12	$10	$7	$6
Weighted Average Lease Term (years)	3.2	4.6	5.4	8.2	1.7	2.0	—	—	11.7	8.1	7.5	6.8

Retention Ratio (7)	83%	82%	98%	93%	71%	80%	—	—	99%	71%	92%	82%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot average over lease term.

(7)	Based on square feet.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended June 30, 2015	Second Quarter 2015

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM

Number of leases (3)	21	73	—	5	31	163	10	12	10	37	72	290
Rentable Square Feet Leased (4)	232,797	724,615	—	182,000	18,204	92,859	161,294	197,518	215,447	340,002	627,742	1,536,994
Initial stabilized cash rent per square foot	$133	$146	—	$60	$230	$201	$145	$144	$14	$18	$98	$110
GAAP rent per square foot (5)	$143	$153	—	$72	$235	$206	$146	$147	$16	$20	$103	$116
Leasing cost per square foot	$42	$34	—	$1	$82	$58	$28	$27	$28	$32	$35	$30
Weighted Average Lease Term (years)	7.3	6.3	—	14.4	4.7	4.5	10.5	11.2	10.1	9.5	9.0	8.5

Net Effective Leasing Economics (6)
Base Rent	$144	$156	—	$72	$239	$212	$158	$158	$16	$21	$107	$120
Rental Concessions	$1	$3	—	—	$5	$6	$12	$10	$1	$1	$4	$3
Estimated Opex	$38	$35	—	$2	$41	$41	$21	$20	$2	$5	$21	$23
Net Rent	$106	$117	—	$70	$194	$165	$125	$128	$14	$15	$82	$93

Tenant Improvements	$1	$1	—	—	$3	$2	—	—	$1	$2	$1	$1
Leasing Commissions	$4	$5	—	—	$15	$12	$5	$5	$2	$1	$4	$4
Net Effective Rent	$100	$112	—	$70	$176	$151	$120	$123	$11	$11	$77	$88

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM	2Q15	LTM
Number of leases (3)	7	30	5	13	13	72	—	—	8	53	33	168
Rentable Square Feet Renewed (4)	119,512	428,890	30,385	487,056	8,112	103,588	—	—	176,959	469,942	334,968	1,489,476
Expiring cash rent per square foot	$127	$150	$24	$34	$155	$201	—	—	$20	$21	$62	$75
Renewed cash rent per square foot	$128	$138	$27	$38	$170	$209	—	—	$18	$21	$62	$73
Cash Rental Rate Change	1.1%	(7.7%)	12.1%	12.2%	9.3%	3.5%	—	—	(10.6%)	1.3%	—%	(1.9%)

Expiring GAAP rent per square foot (5)	$124	$139	$22	$30	$149	$193	—	—	$18	$20	$59	$69
Renewed GAAP rent per square foot (5)	$128	$145	$28	$42	$172	$213	—	—	$18	$21	$62	$77
GAAP Rental Rate Change	3.7%	4.1%	28.5%	38.7%	15.2%	10.3%	—	—	(3.9%)	8.5%	4.0%	10.6%

Leasing cost per square feet	$3	$6	$3	$5	$5	$8	—	—	$12	$10	$8	$7
Weighted Average Lease Term (years)	3.2	4.6	5.1	8.9	1.7	2.5	—	—	11.7	7.8	7.8	6.9

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot average over lease term.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in thousands, except per square foot	Second Quarter 2015

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	1,370,184	6.8%		—
Month to Month (3)	123,672	0.6%	$7,504	0.6%	$61	$63	$7,765
2015	857,806	4.2%	60,059	4.6%	70	71	60,789
2016	1,183,571	5.8%	89,943	6.8%	76	77	91,475
2017	1,411,940	6.9%	87,079	6.6%	62	64	90,429
2018	1,560,418	7.6%	134,205	10.2%	86	92	142,944
2019	2,425,110	11.9%	194,832	14.8%	80	90	217,107
2020	1,669,757	8.2%	142,068	10.8%	85	97	162,136
2021	1,541,533	7.5%	95,021	7.2%	62	71	109,019
2022	1,484,633	7.3%	79,462	6.0%	54	63	93,341
2023	895,946	4.4%	63,499	4.8%	71	86	77,251
2024	1,190,066	5.8%	95,632	7.3%	80	101	119,813
Thereafter	4,489,293	23.0%	244,663	20.2%	54	75	337,182
Total / Wtd. Avg.	20,203,927	100.0%	$1,293,966	100.0%	$69	$80	$1,509,251

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	1,370,184	6.8%	—	—
2,500 or less	779,376	3.9%	84,120	6.5%
2,501 - 10,000	2,315,950	11.5%	244,960	18.9%
10,001 - 20,000	3,763,319	18.6%	409,457	31.6%
20,001 - 40,000	3,203,038	15.9%	251,640	19.4%
40,001 - 100,000	4,296,942	21.3%	185,830	14.4%
Greater than 100,000	4,475,119	22.0%	117,959	9.2%
Total / Wtd. Avg.	20,203,927	100.0%	$1,293,966	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2015 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in thousands, except per square foot	Second Quarter 2015

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	356,995	—	—
Month to Month (3)	8,579	$1,679	0.1%	$196	$226	$1,940
2015	194,572	28,827	2.2%	148	152	29,556
2016	371,528	54,617	4.2%	147	150	55,744
2017	372,187	56,215	4.3%	151	157	58,615
2018	657,622	91,741	7.1%	140	149	98,023
2019	770,055	127,897	9.9%	166	188	144,572
2020	784,717	108,776	8.4%	139	158	123,641
2021	434,033	70,680	5.5%	163	189	81,934
2022	334,752	46,013	3.6%	137	161	54,043
2023	364,744	50,412	3.9%	138	173	63,206
2024	424,282	66,891	5.2%	158	198	84,147
Thereafter	1,075,903	122,169	9.5%	114	159	170,704
Total / Wtd. Avg.	6,149,970	$825,918	63.9%	$143	$167	$966,126

Powered Base Building®
Available	220,350	—	—
Month to Month (3)	107,660	$5,046	0.4%	$47	$47	$5,046
2015	606,809	22,591	1.7%	37	37	22,591
2016	627,648	15,159	1.2%	24	24	15,347
2017	515,543	5,509	0.4%	11	11	5,626
2018	723,241	25,241	2.0%	35	37	26,559
2019	1,211,834	46,002	3.6%	38	41	49,623
2020	521,937	17,266	1.3%	33	39	20,097
2021	678,073	17,081	1.3%	25	28	19,148
2022	879,358	25,409	2.0%	29	34	29,769
2023	420,923	9,201	0.7%	22	25	10,521
2024	521,890	22,242	1.7%	43	54	28,171
Thereafter	2,433,533	106,675	8.2%	44	60	146,452
Total / Wtd. Avg.	9,468,799	$317,423	24.5%	$34	$41	$378,950

Colocation
Available	195,372	—	—
Month to Month (3)	1,104	$530	—	$480	$480	$530
2015	34,235	6,963	0.5%	203	203	6,963
2016	76,100	17,279	1.3%	227	229	17,405
2017	74,548	14,414	1.1%	193	203	15,157
2018	60,644	13,234	1.0%	218	233	14,125
2019	104,292	15,580	1.2%	149	164	17,066
2020	63,110	8,924	0.7%	141	165	10,438
2021	9,899	1,334	0.1%	135	146	1,440
2022	26,679	3,810	0.3%	143	174	4,647
2023	13,801	1,655	0.1%	120	132	1,825
2024	16,112	2,119	0.2%	132	164	2,644
Thereafter	29,130	2,769	0.2%	95	124	3,614
Total / Wtd. Avg.	705,026	$88,610	6.8%	$174	$188	$95,853

Non-Technical
Available	597,467	—	—
Month to Month (3)	6,329	$249	—	$39	$39	$249
2015	22,190	1,679	0.1%	76	76	1,679
2016	108,295	2,888	0.2%	27	28	2,979
2017	449,662	10,941	0.8%	24	25	11,030
2018	118,911	3,990	0.3%	34	36	4,237
2019	338,929	5,352	0.4%	16	17	5,846
2020	299,992	7,103	0.5%	24	27	7,960
2021	419,528	5,925	0.5%	14	15	6,497
2022	243,844	4,229	0.3%	17	20	4,881
2023	96,478	2,231	0.2%	23	18	1,699
2024	227,782	4,380	0.3%	19	21	4,851
Thereafter	950,726	13,049	1.0%	14	17	16,413
Total / Wtd. Avg.	3,880,134	$62,016	4.8%	$19	$21	$68,322

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2015 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in thousands	Second Quarter 2015

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Months
1	IBM (3)	20	775,185	3.8%	$98,383	7.6%	78
2	CenturyLink, Inc. (4)	42	2,362,917	11.7%	90,539	7.0%	73
3	TelX Group, Inc.	12	341,362	1.7%	51,653	4.0%	153
4	Equinix Operating Company, Inc.	11	1,007,550	5.0%	50,036	3.9%	151
5	Facebook, Inc.	4	182,293	0.9%	30,514	2.4%	43
6	AT & T	24	617,940	3.1%	27,227	2.1%	63
7	LinkedIn Corporation	3	250,800	1.2%	25,176	1.9%	113
8	Morgan Stanley	5	187,343	0.9%	25,022	1.9%	73
9	JPMorgan Chase & Co.	7	238,104	1.2%	24,346	1.9%	66
10	SunGard Availability Services LP	9	317,087	1.6%	23,904	1.8%	90
11	Deutsche Bank AG	3	113,461	0.6%	22,257	1.7%	37
12	NTT Communications Company	8	225,905	1.1%	21,091	1.6%	76
13	Oracle America, Inc.	7	162,412	0.8%	20,666	1.6%	47
14	Verizon Communications, Inc.	37	320,706	1.6%	20,064	1.6%	63
15	Rackspace US, Inc.	4	166,801	0.8%	19,320	1.5%	161
16	TATA Communications (UK)	9	166,761	0.8%	18,535	1.4%	79
17	Navisite Europe Limited	4	107,678	0.5%	15,505	1.2%	99
16	eBay Inc.	1	102,045	0.5%	14,913	1.2%	39
19	Amazon	9	301,234	1.5%	13,534	1.0%	59
20	Nomura International PLC	2	63,137	0.3%	12,914	1.0%	55

	Total / Weighted Average		8,010,721	39.6%	$625,597	48.3%	87

(1)
Occupied square footage is calculated based on leases that commenced on or before June 30, 2015. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2015 multiplied by 12.

(3)	Represents leases with IBM and leases with SoftLayer. IBM acquired SoftLayer in July 2013.

(4)
Represents leases with Savvis Communications Corporation and Qwest Communications International, Inc. (or affiliates thereof), which are our direct tenants. CenturyLink, Inc. acquired Qwest in Q2 2011 and Savvis in Q3 2011, and Qwest and Savvis are now wholly-owned subsidiaries of CenturyLink.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.

Portfolio Summary	Financial Supplement
As of June 30, 2015	Second Quarter 2015

	As of
	Jun 2015	Mar 2015	Dec 2014	Sep 2014	Jun 2014
Number of Properties (1)
Domestic (2)	88	89	90	90	91
International	30	27	27	27	27
Unconsolidated joint ventures (1)	14	14	14	14	13
Total	132	130	131	131	131

Number of Buildings
Domestic	139	140	141	140	141
International	35	31	31	31	31
Unconsolidated joint ventures	16	16	16	16	15
Total	190	187	188	187	187

Number of Metropolitan Areas
Domestic	19	20	20	20	20
International	11	11	11	11	11
Unconsolidated joint ventures	2	2	2	2	2
Total	32	33	33	33	33

Net Rentable Square Feet (3)
Domestic	16,823,303	17,221,342	17,384,109	17,285,433	17,301,247
International	3,063,244	3,005,619	2,902,497	2,844,972	2,793,793
Unconsolidated joint ventures	1,866,784	1,888,668	1,859,779	1,833,922	1,676,445
Total	21,753,331	22,115,629	22,146,385	21,964,327	21,771,485

Active Development Square Feet (4)
Domestic	828,884	1,066,850	1,073,404	1,017,790	1,115,679
International	322,415	156,388	231,449	235,902	280,211
Total	1,151,299	1,223,238	1,304,853	1,253,692	1,395,890

Space Held for Development (5)
Domestic	994,059	1,063,115	920,462	936,302	978,328
International	205,532	252,184	254,495	311,384	305,210
Unconsolidated joint ventures	71,974	—	—	—	—
Total	1,271,565	1,315,299	1,174,957	1,247,686	1,283,538

Portfolio occupancy (6)	93.5%	92.1%	93.2%	93.0%	92.8%
Digital Realty's share occupancy (7)	93.2%	91.7%	92.8%	92.6%	92.4%
Stabilized "same-capital" pool occupancy (8)	94.8%	94.7%	95.1%	95.2%	94.9%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA, 2950 Zanker Road, San Jose, CA, 4700 Old Ironsides Drive, Santa Clara, CA, 444 Toyama Drive, Sunnyvale, CA, 43915 Devin Shafron Drive (Bldg A), Ashburn, VA, 43790 Devin Shafron Drive (Bldg E), Ashburn, VA, 21551 Beaumeade Circle, Ashburn, VA, 7505 Mason King Court, Manassas, VA, 14901 FAA Boulevard, Fort Worth, TX, 900 Dorothy Drive, Richardson, TX, 33 Chun Choi Street, Hong Kong and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015 and properties sold or contributed to joint venture. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in thousands	Second Quarter 2015

Property	Annualized Rent (1)	% of Annualized Rent	% of Property Type Total

Corporate Data Center
Turn-Key Flex®	$698,061	53.9%	70.4%
Powered Base Building®	205,788	15.9%	20.7%
Colocation	51,598	4.0%	5.2%
Non-technical	36,485	2.8%	3.7%
Data Center Total	$991,931	76.7%	100.0%

Internet Gateway Data Center
Turn-Key Flex®	$127,857	9.9%	44.3%
Powered Base Building®	111,635	8.6%	38.7%
Colocation	37,012	2.9%	12.8%
Non-technical	12,291	0.9%	4.3%
Internet Gateway Data Center Total	$288,796	22.3%	100.0%

Non-Data Center
Non-technical	$13,239	1.0%	100.0%
Non-Data Center Total	$13,239	1.0%	100.0%

Total	$1,293,966	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2015, multiplied by 12.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Second Quarter 2015

Metropolitan Area	IT Load MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	64.4	914,436	98.5%	900,462
Dallas	48.3	754,336	95.1%	717,539
Phoenix	45.3	673,853	85.0%	573,049
Silicon Valley	41.1	476,151	93.0%	442,941
Chicago	30.8	469,680	93.7%	439,898
New York	29.0	555,552	95.9%	532,738
San Francisco	23.5	398,192	80.8%	321,921
Boston	21.1	395,450	94.4%	373,123
Los Angeles	13.3	238,220	91.5%	218,012
Houston	12.6	155,760	85.5%	133,134
Other Metropolitan Areas	20.2	290,666	68.8%	199,929
Total North America	349.7	5,322,296	91.2%	4,852,746

London, United Kingdom	70.2	869,164	96.4%	838,001
Other Metropolitan Areas	12.2	203,034	94.6%	192,081
Total Europe	82.5	1,072,198	96.1%	1,030,082

Singapore	20.1	245,416	94.5%	231,834
Other Metropolitan Areas	14.4	215,086	87.4%	187,967
Total Asia/Pacific	34.5	460,502	91.2%	419,801

Total	466.7	6,854,995	91.9%	6,302,629

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in thousands	Second Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-15	31-Mar-15	TKF & Colo IT Load (6)

North America

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	337,009	55,702	—	$34,555	100.0%	100.0%	22.1
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	18,071	99.0%	99.0%	9.0
44060 Digital Loudoun Plaza (Bldg K)	Data Center	118,264	166,199	—	14,321	97.4%	81.8%	8.4
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	12,677	95.8%	95.8%	6.9
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	12,614	100.0%	100.0%	6.8
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,272	99.0%	99.0%	3.4
4030 Lafayette Center Drive	Data Center	72,696	—	—	5,568	100.0%	100.0%	2.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	4,971	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,643	100.0%	100.0%	—
4040 Lafayette Center Drive	Data Center	30,339	—	—	3,924	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,176	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,109	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,441	100.0%	100.0%	—
1807 Michael Faraday Court	Data Center	19,237	—	—	1,864	100.0%	100.0%	0.9
251 Exchange Place	Data Center	70,982	—	—	1,792	100.0%	100.0%	—
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,645	100.0%	100.0%	—
8100 Boone Boulevard (7)	Data Center	17,015	—	—	724	34.1%	24.4%	0.4
44100 Digital Loudoun Plaza (Bldg J)	Data Center	—	216,000	—	—	—	—	—
Total		1,882,148	437,901	11,950	$133,367	98.8%	97.8%	62.7

Dallas
2323 Bryan Street	Internet Gateway	453,539	—	23,568	$17,844	76.2%	75.9%	2.7
1232 Alma Road	Data Center	105,726	—	—	14,597	100.0%	99.5%	6.8
2501 S. State Hwy. 121	Data Center	831,372	—	—	13,536	98.5%	98.5%	—
2440 Marsh Lane	Data Center	135,250	—	—	11,905	80.2%	77.0%	6.8
4849 Alpha Road	Data Center	125,538	—	—	11,704	100.0%	100.0%	4.5
900 Quality Way	Data Center	91,488	21,810	1,624	10,724	100.0%	100.0%	5.8
4025 Midway Road	Data Center	92,386	—	8,204	10,667	98.3%	98.3%	4.4
950 East Collins	Data Center	121,286	—	—	9,430	100.0%	100.0%	7.2
850 East Collins	Data Center	121,366	—	—	9,312	87.3%	87.2%	6.9
400 S. Akard	Internet Gateway	269,563	—	—	8,629	94.9%	94.9%	—
11830 Webb Chapel Road	Data Center	365,647	—	—	8,367	98.0%	98.0%	—
1215 Integrity Drive (8)	Data Center	61,750	56,126	—	4,078	96.8%	96.8%	3.4
904 Quality Way	Data Center	46,750	—	—	979	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
905 Security Row	Data Center	—	—	—	—	—	—	—
1210 Integrity Drive (9)	Data Center	—	—	—	—	—	—	—
907 Security Row (10)	Data Center	—	138,450	—	—	—	—	—
Total		2,883,411	216,386	33,396	$132,476	93.5%	93.2%	48.5

Silicon Valley
1100 Space Park Drive	Internet Gateway	165,297	—	—	$14,141	100.0%	100.0%	6.3
2805 Lafayette Street (11)	Data Center	123,980	—	13,440	11,361	73.7%	85.1%	9.3
3011 Lafayette Street	Data Center	90,780	—	—	11,197	100.0%	100.0%	6.0
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	10,890	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	9,893	100.0%	100.0%	4.9
3105 and 3205 Alfred Street	Data Center	49,858	—	—	9,818	98.8%	98.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,186	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	7,560	100.0%	100.0%	—
150 South First Street	Data Center	179,761	—	—	7,375	94.7%	94.7%	—
1725 Comstock Street	Data Center	39,643	—	—	7,301	100.0%	100.0%	3.4
1201 Comstock Street	Data Center	24,000	—	—	5,023	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	4,801	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	4,068	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,518	100.0%	100.0%	—
Total		1,654,943	—	13,440	$115,131	97.4%	98.4%	41.2

New York
365 S Randolphville Road	Data Center	291,894	—	59,554	$30,549	98.9%	96.4%	10.8
111 Eighth Avenue (12)	Internet Gateway	116,843	—	—	24,877	99.0%	100.0%	3.2
3 Corporate Place	Data Center	276,931	—	—	19,907	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	18,129	95.9%	95.4%	6.0
300 Boulevard East	Data Center	346,819	—	22,962	16,134	90.9%	94.3%	2.8
410 Commerce Boulevard (13)	Data Center	27,943	—	—	5,217	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
650 Randolph Road	Data Center	—	—	127,790	—	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,270,598	—	328,419	$114,842	96.5%	96.9%	28.4

Occupancy Analysis	Financial Supplement
Dollars in thousands	Second Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-15	31-Mar-15	TKF & Colo IT Load (6)
Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$76,807	99.0%	98.9%	17.6
9355 Grand Avenue	Data Center	76,903	174,597	—	9,818	98.0%	96.3%	5.4
9333 Grand Avenue	Data Center	109,826	—	7,689	9,420	83.7%	90.0%	6.8
600-780 S. Federal	Internet Gateway	142,283	—	19,264	7,773	87.3%	87.6%	0.9
9377 Grand Avenue	Data Center	—	—	166,709	—	—	—	—
Total		1,462,751	174,597	193,662	$103,818	96.7%	97.0%	30.7

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$57,083	82.2%	78.4%	32.6
120 E. Van Buren	Internet Gateway	287,514	—	—	21,626	84.0%	83.8%	9.6
2055 East Technology Circle	Data Center	76,350	—	—	8,075	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,385	—	108,926	$86,784	73.5%	71.5%	45.4

San Francisco
200 Paul Avenue	Internet Gateway	481,571	—	18,522	$31,224	91.9%	91.9%	7.5
365 Main Street	Internet Gateway	226,981	—	—	28,043	70.7%	70.6%	8.5
720 2nd Street	Data Center	121,220	—	—	16,861	91.7%	91.9%	7.6
360 Spear Street	Data Center	154,950	—	—	7,906	96.7%	96.7%	—
Total		984,722	—	18,522	$84,033	87.7%	87.7%	23.6

Boston
128 First Avenue	Data Center	274,750	—	—	$23,833	96.0%	96.0%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	11,959	90.7%	90.7%	5.1
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	6,008	85.9%	85.8%	2.1
105 Cabot Street	Data Center	42,243	—	63,488	4,475	73.4%	66.5%	2.3
115 Second Avenue	Data Center	66,730	—	—	3,985	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	791	100.0%	100.0%	—
Total		659,759	—	130,014	$51,050	92.1%	91.9%	21.2

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$24,478	97.3%	97.3%	6.1
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,858	85.9%	85.9%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,752	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,775	100.0%	100.0%	—
Total		818,479	—	—	$40,863	96.1%	96.1%	13.3

Houston
Digital Houston	Data Center	404,799	—	22,722	$17,677	88.1%	86.7%	12.6
Total		404,799	—	22,722	$17,677	88.1%	86.7%	12.6

Atlanta
375 Riverside Parkway	Data Center	250,191	—	—	$8,774	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,645	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,486	100.0%	100.0%	—
Total		898,078	—	—	$16,905	100.0%	100.0%	2.3

St. Louis
210 N Tucker Boulevard	Data Center	258,269	—	77,778	$7,591	65.1%	64.5%	3.9
900 Walnut Street	Internet Gateway	105,776	—	6,490	5,047	96.3%	96.3%	—
Total		364,045	—	84,268	$12,638	74.1%	73.7%	3.9

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,483	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	3,898	100.0%	100.0%	—
Total		371,500	—	—	$10,381	95.6%	95.6%	—

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$8,001	100.0%	100.0%	4.5
Total		48,574	—	—	$8,001	100.0%	100.0%	4.5

Austin
7500 Metro Center Drive	Data Center	60,345	—	25,343	$3,947	42.2%	42.2%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,920	100.0%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	1,058	100.0%	100.0%	—
7620 Metro Center Drive	Data Center	40,836	—	—	661	82.8%	63.6%	0.3
Total		366,653	—	25,343	$7,586	88.6%	86.4%	4.6

Occupancy Analysis	Financial Supplement
Dollars in thousands	Second Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-15	31-Mar-15	TKF & Colo IT Load (6)
Toronto, Canada
371 Gough Road	Data Center	41,393	26,524	29,859	$4,631	100.0%	95.2%	2.7
6800 Millcreek Drive	Data Center	83,758	—	—	2,189	100.0%	100.0%	—
Total		125,151	26,524	29,859	$6,820	100.0%	98.3%	2.7

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$3,053	100.0%	100.0%	—
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,815	100.0%	100.0%	1.4
Total		109,442	—	23,397	$5,868	100.0%	100.0%	1.4

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,202	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	419	22.2%	22.2%	—
Total		406,929	—	—	$5,621	85.1%	85.1%	—

Miami
36 NE 2nd Street	Internet Gateway	162,140	—	—	$4,587	84.9%	85.5%	—
2300 NW 89th Place	Data Center	64,174	—	—	714	100.0%	100.0%	—
Total		226,314	—	—	$5,302	89.2%	89.6%	—

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,479	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,433	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,218	—	—	998	100.0%	100.0%	—
Total		95,499	—	—	$3,911	100.0%	100.0%	0.9

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	388,996	—	91,004	$58,829	100.0%	100.0%	26.9
Watford (14)	Data Center	133,000	—	—	21,175	97.3%	97.3%	11.2
3 St. Anne's Boulevard	Data Center	96,147	—	—	19,230	89.5%	89.5%	7.2
Croydon (15)	Data Center	120,000	—	—	16,315	100.0%	100.0%	7.9
Principal Park, Crawley	Data Center	66,248	65,902	—	9,599	100.0%	33.7%	6.0
Fountain Court	Data Center	83,670	—	48,101	9,459	68.7%	66.0%	6.7
Mundells Roundabout	Data Center	113,464	—	—	8,436	100.0%	100.0%	—
Cressex 1	Data Center	50,847	—	—	7,798	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	5,191	100.0%	100.0%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	299	100.0%	100.0%	—
Total		1,103,203	65,902	139,105	$156,332	96.4%	92.2%	70.2

Paris, France
114 Rue Ambroise Croizat	Internet Gateway	360,920	—	—	$19,811	97.3%	97.2%	4.3
1 Rue Jean-Pierre	Data Center	104,666	—	—	4,130	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,770	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	590	100.0%	100.0%	—
Total		546,914	—	—	$26,301	98.2%	98.1%	4.3

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$9,094	94.1%	94.1%	3.8
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	7,636	100.0%	100.0%	—
Profile Park	Data Center	21,097	19,597	2,581	2,673	91.2%	30.5%	1.9
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,407	100.0%	100.0	—
Total		285,597	19,597	2,581	$20,809	96.9%	92.7%	5.7

Amsterdam, Netherlands
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	$6,586	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,773	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,372	100.0%	100.0%	—
Liverpoolweg 10	Data Center	29,986	—	—	1,194	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,130	100.0%	100.0%	—
De President Business Park	Technology Office	—	—	—	—	—	—	—
Total		317,275	—	—	$16,056	100.0%	100.0%	2.2

Manchester, United Kingdom
Manchester Technopark	Data Center	38,016	—	—	$1,963	100.0%	100.0%	—
Total		38,016	—	—	$1,963	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,555	100.0%	100.0%	—
Total		59,190	—	—	$1,555	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in thousands	Second Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-15	31-Mar-15	TKF & Colo IT Load (6)

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	357,914	10,086	2,500	$53,021	94.9%	93.7%	20.1
3 Loyang Way	Data Center	—	177,000	—	—	—	—	—
Total		357,914	187,086	2,500	$53,021	94.9%	93.7%	20.1

Melbourne
Deer Park 2 (72 Radnor Drive)	Data Center	64,890	—	28,692	$8,011	94.3%	91.6%	4.3
98 Radnor Drive	Data Center	52,988	—	—	6,335	71.6%	71.6%	2.9
Total		117,878	—	28,692	$14,346	84.1%	80.6%	7.2

Sydney
1-11 Templar Road (16)	Data Center	60,116	23,306	2,795	$9,274	99.3%	99.0%	4.3
23 Waterloo Road	Data Center	51,990	—	—	1,153	100.0%	100.0%	—
Total		112,106	23,306	2,795	$10,427	99.6%	99.6%	4.3

NON-DATACENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	307,657	—	—	$3,743	50.6%	50.6%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
47700 Kato Road & 1055 Page Avenue	Technology Manufacturing	199,352	—	—	2,631	100.0%	—	—
1 Solutions Parkway (17)	Technology Office	156,000	—	—	2,496	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,175	93.1%	93.1%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		924,274	—	—	$13,239	82.5%	61.0%	—

Consolidated Portfolio Total/Weighted Average		19,886,547	1,151,299	1,199,591	$1,277,122	93.2%	91.7%	461.9

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$17,171	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,425	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,215	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	1,958	100.0%	100.0%	—
Total		546,572	—	—	$24,768	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	114,326	—	71,974	$14,954	77.2%	59.1%	5.8
Total		114,326	—	71,974	$14,954	77.2%	59.1%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,287	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,246	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,184	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,000	100.0%	100.0%	—
Total		326,305	—	—	$11,717	100.0%	100.0%	—

Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,451	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,710	100.0%	100.0%	—
Total		319,876	—	—	$7,161	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,415,415	—	71,974	$61,790	98.2%	96.1%	18.2

Managed Portfolio Total/Weighted Average		21,301,962	1,151,299	1,271,565	$1,338,912	93.5%	92.0%	480.1

Digital Realty Share Total/Weighted Average (18)		20,203,927	1,151,299	1,235,578	$1,293,966	93.2%	91.7%	466.7

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Data Center	400,369	—	—	$34,935	94.4%	98.7%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,592	100.0%	100.0%	—
Total		451,369	—	—	$41,527	95.0%	98.8%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$41,527	95.0%	98.8%	—

Portfolio Total/Weighted Average		21,753,331	1,151,299	1,271,565	$1,380,439	93.5%	92.1%	480.1

Occupancy Analysis	Financial Supplement
Dollars in thousands	Second Quarter 2015

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Space under active development includes current Base Building and Data Center projects in progress. See page 34.

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2015 multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(8)	Building formerly referred to as 1215 Datacenter Park.

(9)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan. See page 38.

(10)	Building formerly referred to as 1301 International Parkway.

(11)	Building formerly referred to as 800 Central Expressway.

(12)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(13)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(14)	Building formerly referred to as The Chess Building.

(15)	Building formerly referred to as Unit B Prologis Park.

(16)	Building formerly referred to as 1-23 Templar Road.

(17)	Building formerly referred to as 1 Savvis Parkway.

(18)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in thousands	Second Quarter 2015

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	149,597	$40,158	$26,621	$66,779	1	25,000	1,800	$16,886	$8,151	$25,037	100.0	3Q15	—	—	1	174,597	$57,043	$34,772	$91,816
Dallas	1	84,450	10,460	6,493	16,953	3	131,936	8,175	28,597	54,766	83,363	100.0%	2Q16	—	—	3	216,386	39,057	61,259	100,315
N. Virginia	3	292,273	22,073	21,861	43,934	1	145,628	11,400	51,893	66,881	118,773	94.4%	4Q15	—	—	3	437,901	73,966	88,741	162,707
Toronto	—	—	—	—	—	1	26,524	2,700	21,782	23,700	45,482	100.0%	2Q16	—	—	1	26,524	21,782	23,700	45,482
North America	5	526,320	$72,691	$54,975	$127,665	6	329,088	24,075	$119,157	$153,498	$272,656	97.5%		12.2%	11.5%	8	855,408	$191,848	$208,473	$400,321

Dublin	—	—	—	—	—	1	19,597	1,920	$9,297	$8,810	$18,107	—	4Q15			1	19,597	$9,297	$8,810	$18,107
London	—	—	—	—	—	1	65,902	4,000	38,481	23,596	62,077	100.0%	1Q18			1	65,902	38,481	23,596	62,077
Europe	—	—	—	—	—	2	85,499	5,920	$47,779	$32,406	$80,185	77.1%		10.9%	9.6%	2	85,499	$47,779	$32,406	$80,185

Singapore	1	132,000	$38,898	$31,661	$70,558	2	55,086	4,600	$26,394	$34,266	$60,659	18.3	2Q16			2	187,086	$65,291	$65,927	$131,218
Sydney	—	—	—	—	—	1	23,306	2,160	9,110	11,057	20,167	22.2%	4Q16			1	23,306	9,110	11,057	20,167
Asia Pacific	1	132,000	$38,898	$31,661	$70,558	3	78,392	6,760	$35,504	$45,323	$80,827	19.5%		15.5%	14.8%	3	210,392	$74,401	$76,984	$151,385

Total	6	658,320	$111,588	$86,635	$198,224	11	492,979	36,755	$202,439	$231,227	$433,667	81.6%		12.6%	11.8%	13	1,151,299	$314,028	$317,863	$631,890

(1)	Represents balances incurred through June 30, 2015.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in thousands	Second Quarter 2015

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	34,872	2,240	$34,816	—
Boston	1	8,687	333	5,149	7.2%
Chicago	2	21,493	1,713	23,447	47.1%
Dallas	1	8,375	367	3,750	—
Houston	1	20,417	1,512	16,172	0.9%
New York	3	13,032	860	13,082	4.9%
Northern Virginia	1	1,815	56	595	—
Phoenix	1	29,467	977	12,952	—
Silicon Valley	2	30,646	3,102	50,765	56.4%
St. Louis	1	45,818	1,635	26,231	—
North America	14	214,622	12,795	$186,959	20.6%	10.2%	9.4%

Dublin	1	1,857	180	$1,601	—
London	2	27,628	2,417	38,174	3.3%
Europe	3	29,485	2,597	$39,775	3.1%	12.0%	11.3%

Melbourne	2	14,088	925	$12,669	77.8%
Singapore	1	12,725	1,000	13,068	—
Asia Pacific	3	26,813	1,925	$25,737	37.4%	13.5%	12.7%

Subtotal Consolidated Portfolio	20	270,920	17,317	$252,472	19.8%	10.8%	10.0%

Hong Kong	1	26,062	1,440	$26,613	16.7%
Subtotal Unconsolidated JV (4)	1	26,062	1,440	$26,613	16.7%	14.5%	13.7%

Grand Total	21	296,982	18,757	$279,085	19.6%	11.2%	10.4%

(1)	In service inventory requiring lease commencement.

(2)
For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amount at the Joint Venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Construction Projects in Progress - Total Investments	Financial Supplement
Dollars in thousands, except per square foot	Second Quarter 2015

Construction Projects in Progress - Total Investments	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Inventory (1)	N/A	166.8	$141,294	—	$141,294	—
Development CIP
Space Held for Development (1)	1,199,591	N/A	$296,023	—	$296,023	$247
Base Building Construction (2)	658,320	N/A	111,588	$86,635	198,223	301
Data Center Construction (3)	492,979	N/A	202,439	231,227	433,666	880
Equipment Pool & Other Inventory (4)		N/A	13,103	—	13,103	—
Campus, Tenant Improvements & Other (5)		N/A	22,859	11,615	34,474	—
Total Development CIP	2,350,890		$646,012	$329,477	$975,489

Enhancement & Other			$4,612	$5,227	$9,839
Recurring			29,571	64,000	93,570
Total Construction in Progress			$821,489	$398,703	$1,220,192

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 492,979 square feet of Turn-Key Flex®, Custom Solutions and Powered Base Building® space.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of June 30, 2015 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(7)	Represents balances incurred through June 30, 2015.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in thousands	Second Quarter 2015

	Three Months Ended					Six Months Ended
	30-Jun-15 (1)	31-Mar-15 (1)	31-Dec-14	30-Sep-14	30-Jun-14	30-Jun-15	30-Jun-14

Non-Recurring (2)
Development	$135,347	$125,647	$169,835	$159,410	$172,404	$260,994	$357,958
Enhancements and Other Non-Recurring	2,121	6,194	16,899	16,010	13,955	8,315	32,134
Total Non-Recurring	$137,468	$131,842	$186,734	$175,420	$186,359	$269,310	$390,092

Recurring (3)	$23,708	$18,066	$21,040	$11,481	$11,355	$41,774	$20,040
Recurring	$23,708	$18,066	$21,040	$11,481	$11,355	$41,774	$20,040

Total Direct	$161,176	$149,907	$207,774	$186,901	$197,714	$311,083	$410,132

Capitalized Interest	$3,155	$4,346	$4,767	$5,406	$4,889	$7,501	$10,200
Capitalized Overhead	12,442	12,317	12,903	13,348	12,442	24,759	23,848
Total Indirect Capital Expenditures	$15,597	$16,663	$17,670	$18,754	$17,331	$32,260	$34,048

Timing / FX adjustments	19,558	17,247	(17,695)	7,765	(7,946)	36,804	(12,963)

Total Improvements to and Advances for Investment in Real Estate	$196,331	$183,817	$207,749	$213,420	$207,099	$380,148	$431,217

Consolidated Portfolio Net Rentable Square Feet (4)	20,203,927	20,548,860	20,600,484	20,431,355	20,356,935	20,203,927	20,356,935

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring cap-ex (categorized as Enhancements and Other Non-Recurring cap-ex in 2014).  First-generation leasing costs are now classified as Development cap-ex (categorized as recurring cap-ex in 2014).

(2)
Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs. In 2014, these expenditures include certain infrequent expenditures for capitalized replacements, upgrades, or other projects which enhance the existing operating portfolio (e.g., electrical, mechanical and building upgrades).

(3)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in thousands	Second Quarter 2015

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	1	25,343	$942
Boston	—	—	—	2	130,014	41,124
Chicago	—	—	—	3	193,662	23,569
Dallas	3	65.7	15,031	3	33,396	3,983
Houston	—	—	—	1	22,722	2,726
New York	1	34.2	43,667	5	328,419	88,006
N. Virginia	1	7.5	5,300	1	11,950	2,128
Phoenix	—	—	—	1	108,926	11,754
Sacramento	—	—	—	1	23,397	6,398
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	2	9.5	11,836	1	13,440	5,481
St. Louis	—	—	—	2	84,268	11,641
Toronto	—	—	—	1	29,859	7,305
North America	8	124.1	$77,713	23	1,023,918	$207,409

Amsterdam	1	5.4	$12,303	—	—	—
Dublin	1	7.5	9,652	1	2,581	$79
London	1	13.4	25,004	2	139,105	81,014
Europe	3	26.3	$46,959	3	141,686	$81,092

Melbourne	1	4.1	$1,706	1	28,692	$6,512
Osaka	1	3.7	11,157	—	—
Singapore	—	—	—	1	2,500	854
Sydney	1	8.6	3,759	1	2,795	157
Asia Pacific	3	16.4	$16,622	3	33,987	$7,522

Subtotal Consolidated Portfolio	14	166.8	$141,294	29	1,199,591	$296,023

Hong Kong	—	—	—	1	71,974	11,297
Subtotal Unconsolidated JV	—	—	—	1	71,974	$11,297

Grand Total	14	166.8	$141,294	30	1,271,565	$307,320

(1)	Represents properties acquired to support ground-up development.

(2)	Represents balances incurred through June 30, 2015. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Acquisitions/ Dispositions/ Joint Ventures	Financial Supplement
Dollars in thousands	Second Quarter 2015

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
Deer Park 3	Melbourne	April 15, 2015	$1,600	N/A (4)	—	—	—
3 Loyang Way	Singapore	June 25, 2015	$45,000	N/A (4)	—	—	—
Total			$46,600		—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
833 Chestnut Street	Philadelphia	April 30, 2015	$160,750	5.8%	642,981	62,080	94.7%
Total			$160,750		642,981

Joint Ventures:
Property	Metropolitan Area	Date Contributed to Joint Venture	Contribution Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

(4)	Redevelopment properties with no occupancy.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in thousands	Second Quarter 2015

	As of June 30, 2015
	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Summary Balance Sheet - at the JV's 100% Share
Undepreciated book value of operating real estate	$121,285	$48,536	$146,336	$441,286	$123,763	$881,206
Accumulated depreciation & amortization	(86,073)	(1,605)	(5,504)	(16,859)	(2,492)	(112,533)
Net Book Value of Operating Real Estate	$35,212	$46,931	$140,832	$424,427	$121,271	$768,673
Other assets	10,789	8,408	35,786	60,647	59,597	175,227
Total Assets	$46,001	$55,339	$176,618	$485,074	$180,868	$943,900

Debt	$103,764	$47,000	—	$208,000	$102,025	$460,789
Other liabilities	5,714	1,030	$2,952	85,656	2,977	98,329
Equity / (deficit)	(63,477)	7,309	173,666	191,418	75,866	384,782
Total Liabilities and Equity	$46,001	$55,339	$176,618	$485,074	$180,868	$943,900

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$51,882	$23,500	$0	$41,600	$20,405	$137,387

	Three Months Ended June 30, 2015
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Total revenues	$10,778	$2,140	$4,437	$9,859	$4,912	$32,126
Operating expenses	(4,568)	(276)	(1,295)	(1,368)	(2,036)	(9,543)
Net Operating Income (NOI)	$6,210	$1,864	$3,142	$8,491	$2,876	$22,583
Straight-line rent	(79)	(163)	(335)	(633)	(397)	(1,607)
Cash Net Operating Income (NOI)	$6,131	$1,701	$2,807	$7,858	$2,479	$20,976

Interest expense	($1,672)	($384)	—	($1,482)	($890)	($4,428)
Depreciation & amortization	(2,071)	(208)	($1,598)	(3,171)	(2,228)	(9,276)
Other income / (expense)	(2)	(44)	(327)	(93)	(79)	(545)
Total Non-Operating Expenses	($3,745)	($636)	($1,925)	($4,746)	($3,197)	($14,249)

Net Income	$2,465	$1,228	$1,217	$3,745	($321)	$8,334

Digital Realty's ownership percentage	50%	50%	50%	20%	20%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$3,105	$932	$1,571	$1,698	$575	$7,882

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$3,066	$851	$1,404	$1,572	$496	$7,388

Digital Realty's Earnings (loss) from unconsolidated JVs (1)	$1,007	$614	$608	$778	$402	$3,409

Digital Realty's Pro Rata Share of FFO (2)	$2,043	$718	$1,407	$1,412	$848	$6,427

Digital Realty's Fee Income from JV	$0	$0	$130	$794	$364	$1,288

(1)
Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis. Total excludes immaterial equity investments.

(2)	For a definition of FFO, see page 46.

External Growth Pipeline	Financial Supplement
Central - Chicago	Second Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	90.4%	Completed
9355 W. Grand Ave., Franklin Park, IL	251,500	14.4	50.3%	Active development - base building and data center
9377 W. Grand Ave., Franklin Park, IL	166,709	12.8	—	Planned for future ground-up development

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to accommodate 117,515 square feet and provide 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity in phase one, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to accommodate 251,500 square feet and 14.4MW of IT Load in eight 1,800 kW data centers.

Opportunity

•	Upon completion, the Digital Chicago Campus will have development potential of 535,724 square feet to support 18 Turn-Key Flex® data centers that will provide 32 MW of IT Load.

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 90.4% leased based upon total IT Load compared to 95.5% based upon space and power delivered.

•
The second phase, 9355 W. Grand Ave., is currently under active redevelopment, with the first three 1,800 kW data centers completed and leased. The fourth 1,800 kW data center is under construction and scheduled to be delivered 3Q2015. A lease was signed for both of these datacenters in April 2015. The remaining four 1,800 kW data centers will be developed based upon customer demand.

•
The third phase is planned for a future ground-up development where the 9377 W. Grand Ave. building is sited today. The site is currently planned for a 166,709 square foot building to accommodate 12.8 MW of IT Load.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (p.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Central - Dallas	Second Quarter 2015

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
Integrity Drive
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
+
905 SECURITY ROW
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row

Completed and Stabilized Development

Current Development

Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	92.0%	Completed. 0.6 MW under option expected to increase Leased % to 100%
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Completed
1215 Integrity Drive, Richardson, TX	117,876	6.8	100.0%	Active Development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Active Development - data centers
907 Security Row, Richardson, TX	139,000	8.4	43.0	Active development - base building and data centers
1210 Integrity Drive & 905 Security Row, Richardson, TX	466,000	28.8	—	Planned for future ground-up development
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office
Asset

•	Digital Dallas Campus is a 70 acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture. Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	In five years, Digital Realty has completed or actively developed 767,000 square feet in seven buildings.

•
The campus has approximately 34.6 MW of IT Load currently in operation, with approximately 3.6 MW of leased data center space that is under construction and 4.6 MW of IT Load in leased data center shell space pending commencement of construction.

•
Construction commenced October 2014 on the 907 Security Row building to accommodate 8.4 MW of IT Load in seven 1.2 MW data centers. The 139,000 square foot Powered Base Building and the first 1.2 MW data center are scheduled to be delivered in July 2015.

Opportunity

•
The campus has a little over 18 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support three new buildings and would increase the size of the campus by another 532,000 square feet.

•	New buildings planned for future development have the potential to add another 33.6 MW of IT Load to the Digital Dallas Campus.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (p.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - Northern Virgina	Second Quarter 2015

Master Plan

SHELLHORN
Building E
Building F
Building A
150 mW Sub-Station
Building H
Building J
Building K
Building B
Building C
Building D
Building G1
Building G2
DEVIN SHAFRON DRIVE
GREENWAY
LOUDOUN COUNTY PARKWAY
EQUIPMENT YARD

Completed and Stabilized Development Existing Campus: Bldgs. A, B, C, D, E & F

Current Development: Bldgs. G, K & J Loudoun Parkway North

Planned for Future Development: Bldg. H Loudoun Parkway North

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	85.8%	Active development - data center with 3.6 MW under option
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.8	90.1%	Active development - base building and data centers
43780 Digital Loudoun Plaza (Bldg. H)	244,000	14.4	—	Planned for future ground-up development
44100 Digital Loudoun Plaza (Bldg. J)	216,000	14.4	—	Active development - base building
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.
Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide approximately 1,137,174 square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 74.3 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 75% leased. The combined first and second phases are 85.8% leased. Upon exercise of an existing tenant's options, and commencement of backlog for 3.6 MW of Turn-Key Flex® data centers, Building G is expected to be 98% leased. The remaining 2% of vacant space relates to non-technical space expected to be absorbed by tenants as they occupy their data center spaces.

•
Building K is under construction to deliver 19.8 MW of IT Load in 16 Turn-Key Flex® data centers with 8.4 MW IT Load delivered and 11.4 MW of IT Load currently under development. Building K has leased 19 MW or 96.3% of its total IT Load; including non-technical space the building is 90.1% leased.

•	Building J is designed to accommodate 14.4 MW of IT Load and construction of the base building has commenced for delivery in 1Q2016.

•	Building H is designed to accommodate 14.4 MW of IT Load and is planned for future development based on demand.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (p.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - New York	Second Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
365 S. Randolphville (Existing)	264,792	9.0	99.2%	Completed
365 S. Randolphville (Addition)	86,656	5.4	33.3%	Held for future development
3 Corporate Place	276,931	3.3	100.0%	Completed
3 Corporate Place Annex	100,515	7.2	—	Held for future development
Asset

•	3 Corporate Place, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ
Background

•	Located in the New York metropolitan area within close proximity to Rutgers University, Digital Piscataway campus is an existing two-building campus recently expanded by 187,171 square feet.

•	Completed Powered Base Building improvements include a 86,656 square foot addition to 365 S. Randolphville Road and a free-standing 100,515 square foot annex at 3 Corporate Place.

•	A private 69KV on-site substation with 2 independent feeds, each capable of supporting the entire site load, creates a robust supply of power.
Opportunity

•
The 86,656 square foot addition to 365 S. Randolphville Road expanded the existing 264,792 square foot building to 351,448 square feet and provides an additional 5.4 MW of IT Load. Digital Realty has leased 1.8 MW of IT Load and plans to actively develop the remaining 3.6 MW of IT Load to meet current demand.

•	The 100,515 square foot Annex at 3 Corporate Place provides capacity to add an additional 7.2 MW of IT Load and is ready to commence construction of data centers.

•
The campus is a premier, state-of-the-art facility, positioned to serve the expanding requirements of the financial services industry, and can take advantage of significant opportunities in the health care, telecommunications and government sectors in the New York metro area.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (p.29-33) due to differences between lease execution and occupancy dates.

Reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization and Financial Ratios	Financial Supplement
Unaudited and in thousands	Second Quarter 2015

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14

Net Income (Loss) Available to Common Stockholders	$117,055	$101,728	($52,289)	$109,314	$41,511
Interest	46,114	45,466	46,396	48,169	49,146
Loss from early extinguishment of debt	148	—	—	195	293
Tax expense	2,615	1,675	1,201	1,178	1,021
Depreciation & amortization	131,524	129,073	133,327	137,474	137,092
Impairment of investments in real estate	—	—	113,970	12,500	—
EBITDA	$297,456	$277,942	$242,605	$308,830	$229,063
Change in fair value of contingent consideration	352	(43,034)	(3,991)	(1,465)	766
Severance related accrual, equity acceleration, and legal expenses	1,301	1,396	—	—	260
Gain on sale of property	(76,669)	(17,820)	—	—	(15,945)
Gain on contribution of properties to unconsolidated joint venture	—	—	—	(93,498)	—
Gain on sale of investment	—	—	(14,551)	—	—
Noncontrolling interests	2,486	2,142	(961)	2,392	993
Preferred stock dividends	18,456	18,455	18,455	18,455	18,829
Adjusted EBITDA	$243,382	$239,081	$241,557	$234,714	$233,966

	Three Months Ended
Financial Ratios	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14

Total GAAP interest expense	$46,114	$45,466	$46,396	$48,169	$49,146
Capitalized interest	3,155	4,346	4,767	5,406	4,889
Change in accrued interest and other non-cash amounts	(11,522)	13,477	(16,152)	14,003	(23,619)
Cash Interest Expense (2)	$37,747	$63,289	$35,011	$67,578	$30,416

Scheduled debt principal payments	$2,185	$2,255	$2,452	$3,039	$3,005
Preferred dividends	18,456	18,455	18,455	18,455	18,829
Total Fixed Charges (3)	$69,910	$70,522	$72,070	$75,069	$75,869

Coverage
Interest coverage ratio (4)	4.9	4.8	4.7	4.4	4.3
Cash interest coverage ratio (5)	6.4	3.8	6.9	3.5	7.7
Fixed charge coverage ratio (6)	3.5	3.4	3.4	3.1	3.1
Cash fixed charge coverage ratio (7)	4.2	2.8	4.3	2.6	4.5

Leverage
Debt to total enterprise value (8) (9)	32.5%	32.0%	31.3%	32.8%	34.7%
Debt plus preferred stock to total enterprise value (9)(10)	39.6%	39.2%	38.5%	40.2%	42.4%
Pre-tax income to interest expense (11)	4.0	3.7	0.3	3.7	2.2
Net Debt to Adjusted EBITDA (12)	5.0	5.0	4.8	5.0	5.1

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 46.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)	Calculated as total debt at balance sheet carrying value (see page 6) less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Second Quarter 2015

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) gain on sale of investment, (iii) significant transaction expenses, (iv) loss from early extinguishment of debt, (v) change in fair value of contingent consideration, (vi) equity in earnings adjustment for non-core items, (vii) severance accrual, equity acceleration, and legal expenses and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash compensation, (v) deferred compensation related to equity acceleration, (vi) loss from early extinguishment of debt, (vii) straight line rents, net, (viii) above-and below-market rent amortization, (ix) change in fair value of contingent consideration, (x) gain on sale of investment, (xi) non-cash tax expense/(benefit), (xii) capitalized leasing compensation, (xiii) recurring capital expenditures and (xiv) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest expense, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, gain on sale of property, gain on contribution of properties to unconsolidated joint ventures, gain on sale of equity investment, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, gain on sale of property, gain on contribution of properties to unconsolidated joint ventures, gain on sale of investment, noncontrolling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders,

Management Statements on Non-GAAP Measures	Financial Supplement
Second Quarter 2015

company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.
Debt-plus-preferred-to-total-enterprise-value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended June 30, 2015, GAAP interest expense was $46 million, capitalized interest was $3 million and scheduled debt principal payments and preferred dividends was $21 million.

(Dollars in thousands)	30-Jun-15
Reconciliation of Net Operating Income (NOI)

Operating income	$107,053

Less:
Fee income	($1,548)
Other	(498)

Add:
Change in fair value of contingent consideration	352
Depreciation and amortization	131,524
General and administrative	24,312
Severance related accrual, equity acceleration, and legal expenses	1,301
Transactions	3,166
Other	(6)

Net Operating Income	$265,656

Cash Net Operating Income (Cash NOI)

Net Operating Income	$265,656
Less:
Straight-line rent, net	($14,629)
Purchase accounting adjustments/amortization	(2,359)

Cash Net Operating Income	$248,668

Reconciliation of Range of 2015 Projected Net Income to Projected FFO and Core FFO
	Low	High
Net income available to common stockholders per diluted share	$1.28	$1.38
Add:
Real estate depreciation and amortization	$4.05	$4.05
Projected FFO per diluted share	$5.33	$5.43
Adjustments for items that do not represent core expenses and revenue streams	($0.28)	($0.28)
Projected core FFO per diluted share	$5.05	$5.15
Foreign currency translation adjustments	$0.15	$0.15
Projected constant - currency core FFO per diluted share	$5.20	$5.30

Statement Regarding Forward- Looking Statements	Financial Supplement
Second Quarter 2015

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, statements related to the acquisition of Telx Holdings, Inc., supply and demand for data center and colocation space, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, including improving return on invested capital and our disposition program, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2014 and 2015 backlog NOI, NAV components, 2015 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks under the heading “Risks Related to the Proposed Telx Acquisition” in our Current Report on Form 8-K filed on July 14, 2015, in our annual report on Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Certain figures are rounded to the nearest thousand or to a tenth of a percent throughout the document. Subtotals and totals may not equal the amounts reflected due to such rounding.